UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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AMERICAN EAGLE OUTFITTERS, INC.

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PROXY STATEMENT 2017
AMERICAN EAGLE OUTFITTERS

AMERICAN EAGLE
OUTFITTERS
We exist to empower today’s youth, and enable them to express the truest, most authentic version of themselves.
We are an American brand rooted in our denim heritage and passionate about providing the highest-quality products. Influential, inspiring, inclusive, and fun: American Eagle is a style movement that’s 40 years in the making.
Our innovative fabrics and fits have positioned us as America’s favorite jeans brand—and while jeans are our heart and soul, we also design a high-quality assortment of apparel and accessories that reflects our customer’s individual style—at a value that is approachable by all.
We aren’t just passionate about making great clothing, we’re passionate about making real connections with the people who wear them.
#WeAllCan
aerie
WE ARE COMMITTED TO MAKING ALL GIRLS FEEL GOOD ABOUT THEIR REAL SELVES.
We have been making bras, undies, swim, sleep, apparel and more for over 10 years and have grown into a body-positive movement that has changed the industry. Our collections are made by girls for girls and all aspects of their REAL lives.
Empowering. Honest. Fun. Smart. Strong and Sexy—#AerieREAL is a campaign that means more than no retouching, it’s about loving your real self from the inside out.
LET THE REAL YOU SHINE.TM

Dear Fellow Stockholders:

In Fiscal 2016, American Eagle Outfitters continued to build upon progress fueled by our strategic priorities. I’m pleased to report that within a highly competitive and challenging retail environment, we delivered our second consecutive year of sales and earnings growth. This was a significant accomplishment as we faced unprecedented headwinds. Behind our success in Fiscal 2016 was our team’s unwavering focus on consistently delivering exceptional merchandise, infused with innovation, quality and value. Strong brands and great merchandise are vital to our success. This, combined with our leading omni-channel commercial capabilities and financial disciplines, drove results as highlighted below.

•	Fiscal 2016 total revenue grew 2% and consolidated comparable sales rose 3%. Both the American Eagle and Aerie brands achieved growth in comparable sales. American Eagle brand comps rose 1% and Aerie comps were up 23%.

•	American Eagle expanded its leadership position in men’s and women’s jeans, and also experienced accelerated growth in women’s tops. Our men’s tops business was challenging and is a key area of opportunity and focus in Fiscal 2017.

•	Aerie achieved very strong growth, posting double-digit sales increases consistently throughout the year. Aerie’s momentum is driven by an expanding merchandise collection, growing customer base and unique brand positioning.

•	Across brands, the digital business was particularly strong, growing revenue by 24%. We continue to see positive returns on our investments in technology and omni-channel tools, which has vastly improved the brand and shopping experience. The strength in our digital business offset volatility in store sales and weaker mall traffic. In Fiscal 2017, we aim to optimize our commercial operations, market by market, by improving store productivity, leveraging our omni-tools, and maintaining strong digital momentum.

•	In Fiscal 2016, we delivered operating margin of 9.2% and EPS of $1.16. It was extremely gratifying to post 100 basis points of improvement to our adjusted operating margin(1), which rose to 9.8%. The strength of our brand initiatives and merchandise assortments combined with lower product costs led to higher merchandise margins. Operating expenses were also well managed throughout the year and contributed to a 24%[1] increase in our adjusted EPS to $1.25(1).

•	We ended the year in excellent financial condition, with $379 million in cash and no long-term debt. Additionally, we returned cash to stockholders through $91 million in dividends.

As I look ahead, I am excited about our numerous opportunities. AEO is positioned to win in an evolving retail landscape. Our Fiscal 2017 goals continue to build upon the progress we have made over the last several years, and we have a tremendous opportunity for market share gains and global expansion. American Eagle will leverage its dominant position as America’s favorite jeans brand, building customer awareness, and expanding the #WeAllCan brand platform. Aerie presents an extraordinary growth opportunity. We will continue to expand our footprint and fuel brand momentum centered on strong merchandising, body positivity and our unique #AerieReal movement.

We have world-class teams, with the deep experience, talent and the right perspective to drive success in today’s marketplace. We will continue to foster a corporate culture that unites and empowers all associates to drive business results, while supporting our communities and charitable causes.

I am optimistic that we will capitalize on the strength of our organization to fuel continued growth and returns to our stockholders.

Jay L. Schottenstein

Executive Chairman of the Board and Chief Executive Officer

(1)	Calculated using Fiscal Year 2015 adjusted EPS of $1.01, which compares to GAAP EPS from continuing operations of $1.09, and Fiscal Year 2016 adjusted EPS of $1.25, which compares to GAAP EPS of $1.16. See page 42 of this Proxy Statement and page 22 of our Fiscal 2016 10-K for additional detail on the adjusted results and other important information regarding the use of non-GAAP or adjusted measures.

2017 Proxy Statement	|	1

PROXY STATEMENT SUMMARY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of American Eagle Outfitters, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 23, 2017, at 11:00 a.m., local time, at Langham Place, New York, located at 400 Fifth Avenue, New York, New York and at any adjournment or postponement thereof. It is being mailed to the stockholders on or about April 12, 2017. (“We,” “our,” “AEO,” “us” and the “Company” refer to American Eagle Outfitters, Inc.)

American Eagle Outfitters 2017 Annual Meeting Of Stockholders

May 23, 2017 11:00 a.m., local time	Langham Place, New York 400 Fifth Avenue New York, New York

Voting Matters

ITEMS	BOARD RECOMMENDATION
1. To elect one Class I director	FOR our nominee
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR
3. To approve the Company’s 2017 Stock Award and Incentive Plan	FOR
4. To hold an advisory vote on the compensation of our named executive officers	FOR
5. To hold an advisory vote on the frequency of future advisory votes on executive compensation	FOR annual non-binding votes

Fiscal 2016 Business Highlights

In Fiscal 2016, we continued to build on our progress, generating sales and earnings growth despite a challenging retail environment. Greater consistency in financial results is a priority and was achieved in Fiscal 2016. AEO posted 2% revenue growth and adjusted earnings per share grew 24%(1) to $1.25(1), marking the second consecutive year of financial growth. Results were driven by merchandise improvements led by innovation, quality and value, improved costs and expense leverage. Cash flow was strong and we ended the year with $379M in cash.

(1)	Calculated using Fiscal Year 2015 adjusted EPS of $1.01, which compares to GAAP EPS from continuing operations of $1.09 and Fiscal Year 2016 adjusted EPS of $1.25, which compares to GAAP EPS of $1.16. See page 42 of this Proxy Statement and page 22 of our Fiscal 2016 10-K for additional detail on the adjusted results and other important information regarding the use of non-GAAP or adjusted measures.

2	|	AMERICAN EAGLE OUTFITTERS, INC.

Notice of Annual Meeting of Stockholders

To be held on Tuesday, May 23, 2017
To our Stockholders:	Vote Your Shares Right Away

You are invited to attend American Eagle Outfitters, Inc.’s 2017 Annual Meeting of Stockholders to be held at Langham Place, New York, located at 400 Fifth Avenue, New York, New York on Tuesday, May 23, 2017, at 11:00 a.m., local time, for the following purposes:

1.     To elect Jay L. Schottenstein as a Class I director to serve until the 2020 Annual Meeting of Stockholders;

2.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018;

3.     To approve the Company’s 2017 Stock Award and Incentive Plan;

4.     To hold an advisory vote on the compensation of our named executive officers;

5.     To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

6.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We have set the close of business on March 29, 2017 as the record date for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2017:

On or about April 12, 2017, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain access, free of charge, to our Proxy Statement and Annual Report and how to vote online. All other stockholders received a copy of the Proxy Statement and Annual Report by mail.

Whether or not you plan to attend the meeting, please vote your shares promptly as outlined in the following Proxy Statement. If you attend the meeting and you are a holder of record or you obtain a legal proxy from your broker, bank or other holder of record, you may vote in person and your proxy will not be used.

By order of the Board of Directors,

Jennifer B. Stoecklein

Corporate Secretary

April 12, 2017

HOW TO VOTE

Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on March 29, 2017.

Please read the proxy statement and vote right away using any of the following methods.

STOCKHOLDERS OF RECORD

	Vote by Internet	www.AALvote.com/AEO

	Vote by Telephone	1 (866) 804-9616

	Vote by Mail	Mail your signed proxy card

BENEFICIAL STOCKHOLDERS

If you are a beneficial owner, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Many of these institutions offer telephone and online voting.

2017 Proxy Statement	|	3

4	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. On the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors will fix the size of the board at six directors immediately following the Annual Meeting. The Board has nominated one candidate, Jay L. Schottenstein, who currently is a director of the Company, to be elected as a Class I director at the Annual Meeting. If re-elected,

Mr. Schottenstein will serve for a three-year term ending at the 2020 annual meeting, or when his successor is duly elected and qualified. The terms of Class II and Class III directors expire at the annual meetings to be held in 2018 and 2019, respectively.

Biographical information regarding Mr. Schottenstein, our nominee, and each incumbent director is set forth below as of April 1, 2017, together with a brief description of each individual’s business experience and qualifications.

The Board of Directors recommends that the stockholders vote “FOR”

the following nominee for Class I Director:

Jay L. Schottenstein
Age 62 Director since March 1992 Executive

BACKGROUND

Mr. Schottenstein has served as our Chief Executive Officer since December 2015. Prior thereto, he served as Interim Chief Executive Officer from January 2014 to December 2015. He has served as Chairman of the Board of Directors of the Company since March 1992. He previously served the Company as Chief Executive Officer from March 1992 until December 2002 and as a Vice President and Director of the Company’s predecessors since 1980. He has also served as Chairman of the Board and Chief Executive Officer of Schottenstein Stores Corporation (“SSC”) since March 1992 and as President since 2001. Prior thereto, Mr. Schottenstein served as Vice Chairman of SSC from 1986 to 1992. He has been a Director of SSC since 1982. Mr. Schottenstein also served as Chief Executive Officer from March 2005 to April 2009 and as Executive Chairman and Director of the Board since March 2005 of DSW Inc, a leading branded footwear and accessories retailer. He has also served as a member of the Board of Directors for AB Acquisition LLC (Albertsons/Safeway) since 2006. Mr. Schottenstein has also served as an officer and director of various other entities owned or controlled by members of his family since 1976. He is a graduate of Indiana University.

QUALIFICATIONS

Mr. Schottenstein has deep knowledge and extensive experience with the Company and the retail industry in general. His expertise across operations, apparel retail, real estate, brand building and team management provides valuable leadership, vision and in-depth retail expertise to the Board.

OTHER PUBLIC COMPANY BOARD SERVICE
Mr. Schottenstein also has served on the Board of Directors of DSW Inc. since 2005.

Mr. Schottenstein has consented to be named as a nominee. If he should become unavailable to serve, the Board of Directors may decrease the number of directors pursuant to the Bylaws or may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors. The Board has no reason to believe that Mr. Schottenstein will be unavailable or, if elected, unable to, serve.

2017 Proxy Statement	|	5

PROPOSAL ONE: ELECTION OF DIRECTORS

The following Class II Directors have been previously elected to terms that expire as of the 2018 Annual Meeting:

Janice E. Page
Age 68 Director since June 2004 Independent Committees: • Audit • Compensation • Nominating (Chair)

BACKGROUND

Prior to her retirement in 1997, Ms. Page spent 27 years in apparel retailing, holding numerous merchandising, marketing and operating positions with Sears Roebuck & Company (“Sears”), including Group Vice President from 1992 to 1997. While at Sears, Ms. Page oversaw men’s, women’s and children’s apparel, as well as athletic footwear and accessories, among other responsibilities. She holds a BA from Pennsylvania State University.

QUALIFICATIONS

Ms. Page has extensive knowledge of the apparel retail industry and brings in-depth experience across diverse consumer product categories as well as retail operations. Her service on other public company boards allows her to provide the Board of Directors with a variety of perspectives on corporate governance issues.

OTHER PUBLIC COMPANY BOARD SERVICE

Ms. Page served as a Director and Compensation Committee Chair of R.G. Barry Corporation from 2000 to 2014. She served as a Director and Nominating and Governance Committee Chair of Hampshire Group, Limited from 2009 to 2011. She was formerly on the Board of Kellwood Company and served on the Executive Committee and as Compensation Committee Chair from 2000 to 2008. Ms. Page also served from 2001 to 2004 as Trustee of Glimcher Realty Trust, a real estate investment trust which owns, manages, acquires and develops malls and community shopping centers.

David M. Sable
Age 63 Director since June 2013 Independent Committees: • Audit

BACKGROUND

Mr. Sable has served as Global Chief Executive Officer of Y&R, one of the world’s largest marketing communications agencies (consisting of Y&R Advertising, VML, Bravo and Iconmobile) and a member of UK-based WPP Group, since February 2011. Prior to that time, he served at Wunderman, Inc., a leading customer relationship manager and digital unit of WPP Group, as Vice Chairman and Chief Operating Officer from August 2000 to February 2011. Mr. Sable was a Founding Partner and served as Executive Vice President and Chief Marketing Officer of Genesis Direct, Inc. from June 1996 to September 2000. He attended New York University and Hunter College. Mr. Sable serves on the U.S. Fund for United Nations Children’s Fund (UNICEF’s) National Board and is a Vice Chair of the Ad Council’s Board of Directors. He is a member of the Executive Board of the United Negro College Fund (UNCF) and also sits on the Board of the Christopher Reeve Foundation.

QUALIFICATIONS

With more than 30 years of experience in digital leadership and marketing communications, Mr. Sable brings to the Board his strategic insight and ability to connect talent across marketing disciplines and geographies.

OTHER PUBLIC COMPANY BOARD SERVICE
None

6	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL ONE: ELECTION OF DIRECTORS

Noel J. Spiegel
Age 69 Director since June 2011 Independent Committees: • Audit (Chair) • Compensation • Nominating

BACKGROUND

Mr. Spiegel was a partner at Deloitte & Touche, LLP, where he practiced from September 1969 until his retirement in May 2010. In his over 40 year career at Deloitte, he served in numerous management positions, including as Deputy Managing Partner, member of the Executive Committee, Managing Partner of Deloitte’s Transaction Assurance practice, Global Offerings and IFRS practice and Technology, Media and Telecommunications practice (Northeast Region), and as Partner-in-Charge of Audit Operations in Deloitte’s New York Office. Mr. Spiegel holds a BS from Long Island University and attended the Advanced Management Program at Harvard Business School.

QUALIFICATIONS
Mr. Spiegel provides expertise in public company accounting, disclosure and financial system management to the Board and more specifically to the Audit Committee.

OTHER PUBLIC COMPANY BOARD SERVICE

Mr. Spiegel also has served on the Board of Directors and Audit Committee of vTv Therapeutics Inc. since 2015 and on the Board of Directors and Audit Committee, Credit Committee and Finance and Investment Committee of Radian Group, Inc. since 2011. Mr. Spiegel was formerly on the Board of Directors, Audit Committee and Compensation Committee of Vringo, Inc. from 2013 to 2016.

The following Class III Directors have been previously elected to terms that expire as of the 2019 Annual Meeting:

Thomas R. Ketteler
Age 74 Director since February 2011 Independent Committees: • Audit • Compensation • Nominating

BACKGROUND

Prior to his retirement from SSC, a private company, in 2005, Mr. Ketteler served as Chief Operating Officer since 1995, as Executive Vice President of Finance and Treasurer from 1981, and as a director since 1985. Prior to SSC, he was a partner in the firm of Alexander Grant and Company, Certified Public Accountants. Mr. Ketteler currently provides consulting services to SSC and served as a consultant to the Board from 2003 until June 2010. He holds a BA in Accounting from Thomas More College and is a Certified Public Accountant.

QUALIFICATIONS
Mr. Ketteler provides expertise in financial and accounting issues and his historical experience with the Company is invaluable to the Board.

OTHER PUBLIC COMPANY BOARD SERVICE
Mr. Ketteler previously served on the Board from 1994 to 2003 and on the Board of Directors and as Audit Committee Chair of Encompass Group, Inc. from 2007 to 2011.

2017 Proxy Statement	|	7

PROPOSAL ONE: ELECTION OF DIRECTORS

Cary D. McMillan
Age 59 Director since June 2007 Independent Committees: • Audit • Compensation (Chair) • Nominating

BACKGROUND

Mr. McMillan has served as Chief Executive Officer of True Partners Consulting, LLC, a professional services firm providing tax and other financial services, since December 2005. From October 2001 to April 2004, he was the Chief Executive Officer of Sara Lee Branded Apparel. Mr. McMillan served as Executive Vice President of Sara Lee Corporation, a branded consumer packaged goods company, from January 2000 to April 2004. From November 1999 to December 2001, he served as Chief Financial and Administrative Officer of Sara Lee Corporation. Prior thereto, Mr. McMillan served as an audit partner with Arthur Andersen LLP. Mr. McMillan holds a BS from the University of Illinois and is a Certified Public Accountant.

QUALIFICATIONS

Mr. McMillan brings to the Board demonstrated leadership abilities as a Chief Executive Officer and an understanding of business, both domestically and internationally. His experience as a former audit partner also provides him with extensive knowledge of financial and accounting issues. Furthermore, Mr. McMillan’s service on other public boards also provides knowledge of best practices.

OTHER PUBLIC COMPANY BOARD SERVICE

Mr. McMillan also has served on the Board of Directors, Audit Committee and Finance Committee of Hyatt Corporation since 2013. Mr. McMillan was formerly on the Board of Directors of McDonald’s Corporation from 2003 to May 2015, Hewitt Associates, Inc. from 2002 to 2010 and Sara Lee Corporation from 2000 to 2004.

8	|	AMERICAN EAGLE OUTFITTERS, INC.

CORPORATE GOVERNANCE

The following section discusses the Company’s corporate governance, including the role of the Board and its Committees. Additional information regarding corporate governance, including our Corporate Governance Guidelines, the charters of our audit, compensation and nominating committees and our Code of Ethics that applies to all of our directors, officers (including the Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer) and employees may be found on our Investors website at investors.ae.com. Any amendments or waivers to our Code of Ethics will also be available on our website. A copy of the corporate governance materials is also available in print to any stockholder upon request.

The Role of the Board

The Board is responsible for overseeing management, which is, in turn, responsible for the operations of the Company. The Board’s primary areas of focus are strategy, risk management, corporate governance and compliance, as well as evaluating management and making changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to the Board’s Committees, which are responsible for reporting to the Board on their activities and actions. Please refer to “Board Committees” for additional information on our Committees.

Board Oversight of Risk Management

The Board as a whole has the responsibility for overseeing risk associated with our business, although our Board committees oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of the Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board to those Company personnel responsible for risk assessment (including our management-led risk management committee), and information about management’s identification, assessment and mitigation strategies for critical risks. The risk areas identified by the Company include, but are not limited to, strategic, competitive, economic, operational, financial, legal, regulatory, compliance, and reputational risks.

Each of the Board’s Committees has oversight of risks associated with their respective principal areas of focus. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for discussing with management our major financial or information technology and cybersecurity risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also meets privately with the Company’s independent registered public accounting firm, the internal auditor and management, including the Chief Financial Officer, frequently. As set forth in its charter, the Compensation Committee oversees our risk management related to employee compensation plans and arrangements. The Nominating Committee manages risks associated with corporate governance policies and practices, and reviews any risks and exposures relating to director succession planning or the Company’s governance or social responsibility programs. While each committee is responsible for overseeing the management of those risk areas within their responsibility, the entire Board of Directors is also regularly informed of such risks through committee reports.

2017 Proxy Statement	|	9

CORPORATE GOVERNANCE

Director Selection and Nominations

The Nominating Committee periodically reviews the appropriate size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. In evaluating and determining whether to recommend a candidate to the Board, the Nominating Committee reviews the appropriate skills and characteristics required of Board members in the context of the background of existing members and in light of the perceived needs for the future growth of our business. This includes issues of diversity and experience in different substantive areas such as retail operations, marketing, technology, distribution, real estate and finance. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law.

Director Skills and Qualifications

The Nominating Committee believes that the current members of the Board collectively have the skills, experience and character to execute the Board’s responsibilities. The following is a summary of those qualifications:

Selected Director Skills and Experience

We believe that our directors’ combined mix of skills, qualifications and experience should provide the knowledge and abilities to allow our Board to fulfill its responsibilities. Our directors’ respective areas of experience and expertise include:

✓ CEO / Leadership	✓ Domestic and International business
✓ Accounting, Finance, Disclosures	✓ Investment
✓ Corporate Governance	✓ Marketing Communications
✓ Consumer Products	✓ Retail Industry Expertise

See “Proposal One: Election of Directors” for biographical information regarding each of our directors, highlighting the particular experience, qualifications, attributes or skills of each member of our Board.

Director Tenure

The Nominating Committee and the Board believe it is important for the Board to be “refreshed” by adding new directors from time to time. The Committee and the Board also believe that long-serving directors bring critical skills to the Board. Among other things, such directors bring a historical perspective to the Board, which is highly relevant in a cyclical business such as retailing. In addition, the

Nominating Committee and the Board believe that long-serving directors have knowledge of the business that tends to make them less dependent upon management for information and perspectives than may be the case with newer directors. Accordingly, while the Committee considers tenure as a factor in determining the nominee slate, it is not a critical or determinative factor.

Director Nominations

Candidates may come to the attention of the Nominating Committee from a variety of sources, including current Board members, stockholders and management. All candidates are reviewed in the same manner regardless of the source of the recommendation. In the past, the Nominating Committee has retained the services of a search firm to assist in identifying and evaluating qualified director candidates.

The Nominating Committee will consider the recommendations of stockholders regarding potential director candidates. See “Submission of Nominations and Proposals for the 2018 Annual Meeting” for information regarding the submission of recommendations.

10	|	AMERICAN EAGLE OUTFITTERS, INC.

CORPORATE GOVERNANCE

Director Independence

The Board has affirmatively determined that the following current directors are independent, as defined in the applicable rules of the New York Stock Exchange (“NYSE”):

Michael G. Jesselson
Thomas R. Ketteler
Cary D. McMillan
Janice E. Page
David M. Sable
Noel J. Spiegel

In particular, the Board determined that none of these directors had relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the Securities and Exchange Commission (“SEC”) rules, and considered the additional factors under the NYSE listing standards relating to members of the Compensation Committee before determining that each of them is independent.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including the following:

•	Whether the director is currently, or at any time during the last three years was, an employee of the Company or any of its subsidiaries;

•	Whether any immediate family member of the director is currently, or at any time during the last three years was, an executive officer of the Company or any of its subsidiaries;
•	Whether the director is an employee or any immediate family member of the director is an executive officer of a company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which is in excess of the greater of $1 million, or 2% of such other company’s consolidated fiscal gross revenues in the current year or any of the past three fiscal years;

•	Whether the director is an executive officer of a charitable organization which received contributions from the Company or any of its subsidiaries in the past three years in an amount which exceeds the greater of $1 million, or 2% of the charitable organization’s consolidated gross revenues;

•	Whether the director or any of the director’s immediate family members is, or has been in the past three years, employed by a company that has or had, during the same period, an executive officer of the Company on its compensation committee;

•	Whether the director or any of the director’s immediate family members is, or has been in the past three years, a partner or employee of the Company’s independent registered public accounting firm; and

•	Whether the director or any of the director’s immediate family members accepted any payment from the Company or any of its subsidiaries in excess of $120,000 during the current fiscal year or any of the past three fiscal years, other than compensation for board or board committee service and pension or other forms of deferred compensation for prior service.

See “Related Party Transactions Policy” for information regarding our policy on related party transactions and transactions with affiliates of Mr. Schottenstein.

2017 Proxy Statement	|	11

CORPORATE GOVERNANCE

Board Leadership Structure

The current leadership structure of our Board consists of a combined Executive Chairman and Chief Executive Officer position held by Mr. Schottenstein and a Lead Independent Director appointed annually by the independent directors. The Board has determined that combining the positions of Executive Chairman and Chief Executive Officer is the most appropriate for the Company at this time. Having Mr. Schottenstein in the combined position provides unified leadership and direction to the Company and strengthens his ability to develop and implement strategic initiatives. Our Board believes that the current board composition, along with an emphasis on board independence, provides effective independent oversight of management. Mr. Jesselson was appointed as our Lead Independent Director for Fiscal 2016, and the Board anticipates appointing a new Lead Independent Director effective after the conclusion of the Annual Meeting. The Lead Independent Director is responsible for:

•	Presiding over the meetings of independent directors;

•	Serving as a liaison between the Chairperson and independent directors;

•	Having input on information sent to the Board;

•	Collaborating with the Chairperson on meeting agendas for the Board; and

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.

The Lead Independent Director also has the authority to call meetings of the independent directors, and if requested by major stockholders, is available, if appropriate, for consultation and direct communication. We believe that this leadership structure provides our Board with the greatest depth of leadership and experience, while also providing balance for the direction of the Company with the position of a Lead Independent Director.

Board Practices

Meetings of Independent Directors

The Board’s policy is to have the independent directors meet separately in executive session in connection with each regularly scheduled board meeting (at least four times annually). During each meeting of the independent directors, the Lead Independent Director will lead the discussion.

Self-assessments

We conduct self-assessments of the Board and its Committees annually. From time to time, these evaluations are conducted by a third party to refresh the process.

Director Orientation/Education

Each year, we hold a two-day educational program covering business developments and strategy, developments in corporate governance, fiduciary duties and other relevant topics. Additionally, all new directors attend an intensive orientation program. The orientation program is designed to familiarize new directors with the Company’s businesses, strategies and challenges. Directors also attend industry- leading conferences and professional development courses focused on topics that are relevant to their duties as a director, including corporate governance, crisis management, cybersecurity, executive compensation and evolving retail trends.

12	|	AMERICAN EAGLE OUTFITTERS, INC.

CORPORATE GOVERNANCE

Board Committees

The Board has a standing Audit Committee, a standing Compensation Committee and a standing Nominating Committee. These committees are governed by written charters, which were approved by the Board of Directors and are available on our Investors website at investors.ae.com.

The following sets forth Committee memberships as of the date of this proxy statement.

Director	Audit Committee	Compensation Committee	Nominating Committee
Jay L. Schottenstein, Executive Chairman of the Board and Chief Executive Officer	—	—	—
Michael G. Jesselson, Lead Independent Director (1)
Thomas R. Ketteler
Cary D. McMillan
Janice E. Page
David M. Sable		—	—
Noel J. Spiegel

= Member	= Committee Chair	= Financial Expert

(1)	Mr. Jesselson is not standing for re-election at the Annual Meeting. Committee assignments and the new Lead Independent Director will be determined after the Annual Meeting.

2017 Proxy Statement	|	13

CORPORATE GOVERNANCE

Board Committee Responsibilities
	Responsibilities	Committee Members	Meetings in Fiscal 2016
AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board in monitoring:

•   the integrity of the financial statements;

•   the qualifications, performance and independence of the independent registered public accounting firm;

•   the performance of the internal audit function; and

•   our compliance with regulatory and legal requirements.

The Audit Committee also reviews and approves the terms of any new related party agreements, as required.

The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards.

		Michael G. Jesselson Thomas R. Ketteler * Cary D. McMillan * Janice E. Page David M. Sable Noel J. Spiegel (Chair) * * audit committee financial experts	17
COMPENSATION COMMITTEE

The primary function of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Compensation Committee:

•   reviews, recommends and approves salaries and other compensation of executive officers; and

•   administers our stock award and incentive plans (including reviewing, recommending and approving stock award grants to executive officers).

The Compensation Committee has the authority to retain a compensation consultant after taking into consideration all factors relevant to the adviser’s independence from management, including those specified in Section 303A.05(c) of the NYSE Listed Company Manual.

The Compensation Committee has delegated authority to the CEO to grant stock-based awards under the equity plan with a grant value of $250,000 or below to non-executive officers.

		Michael G. Jesselson Thomas R. Ketteler Cary D. McMillan (Chair) Janice E. Page Noel J. Spiegel	16
NOMINATING COMMITTEE	The function of the Nominating Committee is to aid the Board in meeting its responsibilities with regard to: • the organization and operation of the Board; • selection of nominees for election to the Board; and • other corporate governance matters. The Nominating Committee developed and reviews annually our Corporate Governance Guidelines, which were adopted by the Board and are available under the ”Corporate Governance” section of our website at investors.ae.com.	Michael G. Jesselson Thomas R. Ketteler Cary D. McMillan Janice E. Page (Chair) Noel J. Spiegel	4

14	|	AMERICAN EAGLE OUTFITTERS, INC.

CORPORATE GOVERNANCE

Stockholder Outreach

Throughout Fiscal 2016, we continued to regularly meet and speak with stockholders. On a quarterly basis, we invited top holders to visit with senior management. These discussions were consistently reported to the Board, and management and the Board discussed comments and business insights provided by stockholders.

Communications with the Board

The Board provides a process for stockholders and all interested parties to send communications to the independent members of the Board. That process is described on our Investors website at investors.ae.com.

Stockholders wishing to communicate with the Board may send an email to boardofdirectors@ae.com or writing to: American Eagle Outfitters, Inc., 77 Hot Metal Street,

Pittsburgh, PA 15203, c/o the Corporate Secretary, Communications intended for a specific director or directors (such as the Lead Independent Director or non-management directors) should be addressed to his, her or their attention c/o the Corporate Secretary at this address. Communications received from stockholders are provided directly to Board members following receipt of the communications.

Director Attendance

During Fiscal 2016, the Board met thirteen times and all members of the Board attended no fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which they served. It is our expectation that all incumbent directors attend the Annual Meeting of Stockholders. All current members of the Board were present at our 2016 Annual Meeting.

Related Party Transactions Policy

We have a Related Party Transaction Policy (the “Policy”) to allow us to identify, document and properly disclose related party transactions. The Policy applies to our directors and executive officers as well as all associates who have authority to enter into commitments on behalf of the Company. Under the Policy, a related party transaction is any transaction to which we or any of our subsidiaries is a participant and in which a related party has a direct or indirect material interest. Examples of transactions include, without limitation, those for the purchase or sale of goods, the provision of services, the rental of property, or the licensing of intellectual property rights. Additionally, if a related party or a member of such related party’s immediate family is a supplier of goods or services or owns or is employed by a business that supplies us; or if a member of such related party’s immediate family is employed by us; or if an applicable related party serves on the board of directors of a business that supplies goods or services to us, that transaction is a related party transaction. Certain related party transactions must be approved in advance by the Audit Committee if they involve a significant stockholder, director or executive officer. All other related party transactions must be disclosed in writing to, and approved in advance by, our General Counsel and our Chief Financial Officer. Each quarter, our directors, executive officers and associates who have authority to enter into commitments on our behalf are required to provide a certification regarding the existence of any related party transactions of which they have knowledge and which have not been fully and accurately disclosed in our filings with the SEC.

In the ordinary course of business, we have entered into agreements with affiliates of Jay L. Schottenstein, our Chairman of the Board of Directors and Chief Executive Officer. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s length transaction with an unaffiliated third party. The material terms of these transactions are described below. In each case, the transaction was approved in advance by the Audit Committee in accordance with our Policy.

During Fiscal 2016, we entered into a store lease for a flagship store with SG Island Plaza LLC, an entity in which an affiliate of Mr. Schottenstein has a 25% interest. Pursuant to that lease we expect to pay rent, together with other expenses, of approximately $2.5 million annually (subject to annual adjustments), in addition to an annual payment equal to a percentage of the applicable store’s gross sales in excess of specified thresholds. The lease expires in September 2027. No rent was paid in Fiscal 2016.

In January 2016, we renewed our agreement for a period of two years with Retail Entertainment Design, LLC (“R.E.D.”) for in-store music program services. A majority of R.E.D. is owned by Jubilee-RED LLC, which is indirectly owned by trusts for which Mr. Schottenstein serves as trustee. Mr. Schottenstein does not receive any remuneration for serving as trustee of the trusts. Payments by the Company during Fiscal 2016 under the agreements totaled $660,000.

2017 Proxy Statement	|	15

CORPORATE GOVERNANCE

In June 2015, we entered into a one-year design services agreement with Artisan de Luxe, a company which is owned by trusts for the benefit or Mr. Schottenstein’s sons for an annual fee of $300,000. The agreement expired in June 2016.

In September 2013, we entered into a store lease with J Foothills, LLC, an affiliate of Mr. Schottenstein, pursuant to which we paid rent, together with other expenses, of approximately $270,000 annually (subject to annual adjustments), in addition to an annual payment equal to a percentage of the applicable store’s gross sales in excess of specified thresholds. We incurred rent and other expenses under the lease of approximately $285,000 during Fiscal 2016. J Foothills, LLC sold the property and no longer has an interest in the lease as of December, 2016.

Director Compensation

Directors who are employees of the Company do not receive additional compensation for serving as directors. The table below sets forth the compensation for directors who were not employees of the Company during Fiscal 2016. In addition, we pay attorneys fees related to the preparation and filing of director stock ownership forms with the SEC. We also reimburse travel expenses to attend Board and committee meetings and director continuing education expenses. The Compensation Committee is charged with reviewing and making recommendations to the Board regarding director compensation. In making its recommendations, the

Compensation Committee considers the overall size of the Board, the significant time committed by each of our directors to the performance of their duties, as well as peer data and input from the Compensation Committee’s independent compensation consultant. During Fiscal 2016, the Compensation Committee engaged FW Cook to conduct a comprehensive review and competitive assessment of the Company’s non-employee director compensation program. As a result of this assessment, the Board approved multiple director compensation changes effective for Fiscal 2016 as described below.

Fiscal 2016 Director Compensation(1)
Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
Michael G. Jesselson	$230,000	$150,000	$380,000
Thomas R. Ketteler	$190,000	$150,000	$340,000
Cary D. McMillan	$212,500	$150,000	$362,500
Janice E. Page	$202,500	$150,000	$352,500
David M. Sable	$110,000	$150,000	$260,000
Noel J. Spiegel	$220,000	$150,000	$370,000

(1)	Fiscal 2016 refers to the fifty-two week period ended January 28, 2017.

(2)	Amounts represent fees earned or paid during Fiscal 2016. The table below sets forth the annual director cash fees, which are payable in installments on the first business day of each calendar quarter.

Annual Retainer	$65,000
Additional Annual Retainer for Committee Service (per Committee)	$20,000
Additional Annual Retainer for Committee Chairs
Audit Committee	$25,000/$40,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Additional Annual Retainer for Lead Independent Director	$50,000

Effective September 1, 2016, the Board approved an increase in the Audit Committee Chair retainer from $25,000 to $40,000 annually.

During Fiscal 2016, the Board implemented a per meeting fee of $2,500 for any Board and/or Committee meetings attended by a non-employee director in excess of the planned number of meetings for the fiscal year. The additional meeting fees are payable annually following the end of the previous fiscal year. For Fiscal 2016, the amounts represent the following additional meeting fees: Mr. Jesselson—$55,000; Mr. Ketteler—$65,000; Mr. McMillan—$67,500; Ms. Page—$62,500; Mr. Sable—$25,000; and Mr. Spiegel—$65,000.

16	|	AMERICAN EAGLE OUTFITTERS, INC.

CORPORATE GOVERNANCE

(3)	Amounts represent shares granted during Fiscal 2016. Non-employee directors receive an automatic, fully vested stock grant of a number of shares equal in value to $37,500 based on the closing sale price of our stock on the first day of each calendar quarter under our 2014 Stock Award and Incentive Plan (the “2014 Plan”). Directors may defer receipt of up to 100% of the shares payable under the quarterly stock grant in the form of a share unit account. Messrs. Ketteler, McMillan and Spiegel elected to defer their quarterly share retainers during calendar 2016 and 2017. Mr. Jesselson elected to defer his quarterly share retainer beginning January 1, 2017.

See “Ownership of and Trading in Our Shares” for information about stock ownership guidelines applicable to our Board of Directors.

Compensation of Executive Chairman of the Board

Jay L. Schottenstein, our Chief Executive Officer, serves as our Executive Chairman of the Board of Directors and does not receive additional compensation for this role. Mr. Schottenstein’s Fiscal 2016 compensation is set forth under the section entitled “Compensation Tables and Related Information.”

2017 Proxy Statement	|	17

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018. In the event the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if such representatives so desire.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report for the year ended January 28, 2017 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of our accounting principles and such other matters as are required to be discussed relating to the conduct of the audit under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, and considered the compatibility of nonaudit services with the firm’s independence.

The Audit Committee discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also carried out the additional responsibilities and duties as outlined in its charter.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2017 for filing with the Securities and Exchange Commission.

Noel J. Spiegel (Chair)

Michael G. Jesselson

Thomas R. Ketteler

Cary D. McMillan

Janice E. Page

David M. Sable

18	|	AMERICAN EAGLE OUTFITTERS, INC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

During Fiscal 2016, Ernst & Young LLP served as our independent registered public accounting firm and in that capacity rendered an unqualified opinion on our consolidated financial statements as of and for the year ended January 28, 2017.

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm in each of the last two fiscal years:

Description of Fees	Fiscal 2016	Fiscal 2015
Audit Fees	$1,578,636	$1,575,100
Audit-Related Fees	23,500	23,500
Tax Fees	443,100	441,857
All Other Fees	2,000	2,000
Total Fees	$2,047,236	$2,042,457

“Audit Fees” include fees billed for professional services rendered in connection with (1) the audit of our consolidated financial statements, including the audit of our internal control over financial reporting, and the review of our interim consolidated financial statements included in quarterly reports; (2) statutory audits of foreign subsidiaries; and (3) fees for services that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, assistance with the review of registration statements filed with the SEC and consultation regarding financial accounting and/or reporting standards. “Audit-Related Fees” include fees billed for internal control reviews and audits of the Company’s employee benefit plan. “Tax Fees” primarily include fees billed related to federal, state and local tax compliance and consulting. “All Other Fees” include fees billed for accounting research software.

The Audit Committee has adopted a policy that requires pre-approval of all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, subject to the de minimis exceptions for non-audit services as described in SEC Exchange Act Section 10A(i)(1)(B) which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate the authority to grant pre-approvals of audit and permitted non-audit services to subcommittees consisting of one or more members when it deems appropriate, provided that decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

2017 Proxy Statement	|	19

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

The Board of Directors is asking stockholders to approve the American Eagle Outfitters, Inc. 2017 Stock Award and Incentive Plan (the “2017 Plan”).

Background and Reasons for the Proposal

The 2017 Plan is designed to aid the Company in attracting, retaining, motivating and rewarding employees, consultants, and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.

The Board believes that the adoption of the 2017 Plan is in our best interests and necessary, in part, because approval of the 2017 Plan will also enable certain incentive compensation under the 2017 Plan to qualify for tax-deductibility as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In order to qualify as performance-based compensation, Section 162(m) requires, among other things, stockholder approval of the material terms of the performance criteria under which compensation may be paid under the 2017 Plan. Such criteria and the maximum individual limits on the amounts that can be paid are discussed in more detail below.

We believe it is in the best interest of the Company and our stockholders to permit the grant of “performance-based” compensation under Section 162(m). However, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based” compensation for purposes of Section 162(m).

In addition to Section 162(m) considerations, the Board and the Compensation Committee evaluated a number of factors described below in connection with the decision to recommend approval of the 2017 Plan. The Compensation Committee’s independent compensation consultant, FW Cook, also provided assistance with preparing the 2017 Plan.

As of January 28, 2017, there were stock options outstanding under our 2014 Plan and our 2005 Stock Award and Incentive Plan, as amended (the “2005 Amended Plan” and collectively with the 2014 Plan, the “Prior Plans”) with respect to approximately 2,314,000 shares, and there were approximately 4,826,000 shares of restricted stock outstanding subject to time and/or performance vesting under the Prior Plans. There were approximately 3.4 million shares available for issuance under the 2014 Plan at January 28, 2017.

Based on its review of relevant factual information, the Compensation Committee approved and recommended that the Board approve the 2017 Plan, which would increase the number of available shares by approximately 7.8 million shares from approximately 3.4 million shares as of January 28, 2017, to approximately 11.2 million shares. Any shares granted subsequent to January 28, 2017, under the 2014 Plan reduce the number of shares available for grant under the 2017 Plan on a 1:1 basis. A portion of those shares has been granted as part of our Fiscal 2017 compensation program, and it is anticipated that we will continue to grant shares prior to the Annual Meeting date. The 2017 Plan is designed to replace the 2014 Plan. Accordingly, if the 2017 Plan is approved at the Annual Meeting, no further awards will be granted under the 2014 Plan.

The Board believes the adoption of the 2017 Plan as our new long-term incentive plan is in our best interests, in part, because the number of shares currently available under the Prior Plans is expected to be insufficient for awards after 2017. In setting the amount of shares subject to the 2017 Plan, the Compensation Committee and the Board considered the historical amounts of equity awards the Company has granted in the past three years. In fiscal years 2014, 2015, and 2016, the Company granted equity awards representing a total of approximately 2,946,000 shares, 2,388,000 shares, and 4,403,000 shares, respectively. After taking into consideration awards granted to date and anticipated future awards in Fiscal 2017, and assuming our stockholders approve the 2017 Plan, the Compensation Committee concluded the increased reserve under the 2017 Plan would likely be sufficient to cover awards for Fiscal 2017 plus an additional two to three years.

In setting the amount of shares subject to the 2017 Plan, the Compensation Committee and the Board also considered the Company’s three-year average equity expenditures, typically referred to as a “burn rate,” as well as the total amount of awards outstanding under existing grants relative to external guidelines. The Company’s three-year average burn rate was determined to be 2.07%. We calculated our burn rate by (i) applying a factor of 2.0 to restricted stock awards and a factor of 1.0 to stock options during the fiscal year and (ii) dividing the resulting number by a weighted average number of shares of our common stock outstanding for each fiscal year. Our burn rate includes time-based awards when granted and performance-based awards when earned.

20	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

The Company had outstanding, as of January 28, 2017, approximately 7.14 million shares related to equity awards (commonly referred to as the “overhang”) which represented approximately 3.7% of the outstanding shares. When combined with the shares proposed for reserve, total overhang would be approximately 18.34 million shares, which was approximately 9.4% of outstanding shares on a fully diluted basis, as of January 28, 2017. We believe our three-year average annual burn rate and level of potential dilution, assuming the 2017 Plan is approved by our stockholders, compare favorably to our industry peers and standards.

While the terms of the 2017 Plan specify the maximum number of shares that may be subject to awards under the 2017 Plan, the actual grant of awards to employees and directors will continue to be subject to the Compensation Committee’s and the Board’s discretion. As evidenced by our relatively conservative burn rate, the Compensation Committee and the Board have been judicious in granting such awards and have displayed a sensitivity to minimizing the impact of the potential dilution that such awards could have on our stockholders.

The historical burn rate and the potential dilution above may not be indicative of what the actual amounts are in the future. The 2017 Plan does not contemplate the amount or timing of specific equity awards. Our future burn rate and dilution will depend on a number of factors, including the number of participants in the 2017 Plan, the price per share of our common stock, and our compensation practices in general. The potential dilution is a forward-looking statement. Forward-looking statements are not fact.

The Board of Directors has unanimously approved the 2017 Plan, subject to approval by the stockholders. We believe it is in the best interest of our Company and our stockholders to continue offering a long-term incentive program to our management-level employees.

Proxies solicited on behalf of the Board of Directors will be voted FOR this proposal unless stockholders specify a contrary choice.

Highlights of the 2017 Plan

The 2017 Plan incorporates certain equity plan governance best practices, including:

•	No liberal share recycling of options or SARs in that shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding may not become available again for issuance under the 2017 Plan;

•	Payment of dividends and dividend equivalents on awards (both time-based and performance-based) occurs only if and when the underlying award vests;

•	All stock options and SARs must be issued with an exercise or grant price at or above fair market value;

•	No liberal change in control definition in that change in control benefits are triggered by the consummation, rather than just stockholder approval, of a merger or similar corporate transaction;

•	No automatic single-trigger acceleration on a change in control transaction in that awards assumed by a successor company in connection with a change in control will not automatically vest and pay out solely as a result of the change in control; and

•	No repricing of options or SARs and no cash buyout of underwater options and SARs without stockholder approval, except for adjustments with respect to a change in control or an equitable adjustment in connection with certain corporate transactions.

Summary of the 2017 Plan

This summary is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2017 Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, consultants, and non-employee directors of our Company or our subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.

Eligibility

Awards may be granted under the 2017 Plan only to an employee of the Company or any subsidiary or affiliate, including any executive officer, to any non-employee director of our Company or a subsidiary or affiliate, to any person who has been offered employment by the Company or a subsidiary or affiliate, and to a consultant who provides significant services to the Company or any subsidiary or affiliate, as selected by the Compensation Committee. We currently have six non-employee directors, and our Company and our subsidiaries and affiliates currently have approximately 300 employees eligible to participate in the 2017 Plan. The actual number of participants who will ultimately receive awards under the 2017 Plan cannot be determined because eligibility for participation in the 2017 Plan is at the discretion of the Compensation Committee.

2017 Proxy Statement	|	21

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

Permissible Awards

The 2017 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of stock;

•	restricted, unrestricted or bonus shares of stock;

•	restricted stock units;

•	stock appreciation rights (“SARs”);

•	other stock-based awards;

•	dividend equivalents; and

•	performance awards payable in cash or stock, including annual incentive awards.

Stock Subject to 2017 Plan

A total of 11,200,000 shares of stock shall be authorized for grant under the 2017 Plan less one share of stock for every one share of stock that was subject to an award granted after January 28, 2017 under the 2014 Plan. Any shares that are subject to awards granted under the 2017 Plan shall be counted against this limit as one share for every one share granted.

Shares of stock represented by awards that have been forfeited, expired, settled in cash, or tendered by a participant or withheld by us to satisfy any tax withholding obligation (for awards other than an option or SAR) under the 2017 Plan or after January 28, 2017, under the Prior Plans, shall again be available for awards under the 2017 Plan to the extent of such forfeiture, expiration, cash settlement, or tendering or withholding for taxes.

The following shares shall not again be available for grants under the 2017 Plan: (i) shares tendered or withheld by us in payment of the exercise price of a stock option under the Prior Plans or the 2017 Plan; (ii) shares tendered or withheld by us to satisfy tax withholding with respect to a stock option or SAR under the Prior Plans after January 28, 2017 or the 2017 Plan; (iii) shares subject to a SAR under the Prior Plans after January 28, 2017 or 2017 Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) shares reacquired by our Company using the proceeds from the exercise of options under the 2017 Plan or after January 28, 2017 under the Prior Plans.

Shares issued under the 2017 Plan through the assumption or substitution of outstanding awards granted by a company acquired by us or a subsidiary or affiliate (“Substitute Awards”) will not reduce the maximum number of shares available for grants under the 2017 Plan. In addition, available shares under a stockholder approved plan of a company acquired by us or a subsidiary (adjusted to reflect the transaction) may be used for awards under the 2017 Plan under certain circumstances and will not reduce the number of shares available under the 2017 Plan.

The total number of shares that may be granted with respect to incentive stock options under the 2017 Plan is 5,000,000 shares.

Limitations on Awards

Additionally, with respect to grants of awards intended to be qualified performance-based compensation under Section 162(m), the maximum amount of awards that may be granted to any participant during any calendar year are: (i) no more than 3,000,000 aggregate shares with respect to options and SARs, (ii) no more than 1,500,000 aggregate shares with respect to restricted shares of stock, bonus stock, restricted stock units and performance awards, (iii) no more than $7,000,000 for performance-based awards not valued in shares based on performance in a performance period of one fiscal year or less, and (iv) no more than $10,000,000 for performance-based awards not valued in shares based on performance in a performance period of greater than one year. Each of the limits described in items (i) through (iv) above shall be multiplied by two with respect to such awards granted during the first calendar year in which the participant commences employment. The aggregate grant date fair value of all awards granted to any non-employee director, taken together with any cash fees for such director’s service as a member of the Board during such year, shall not exceed $750,000 in total compensation during any single calendar year. The Compensation Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, so long as such non-employee director does not participate in the decision to award such compensation.

Administration

The 2017 Plan is administered by the Compensation Committee, subject to its right to create subcommittees or delegate authority as required or permitted by law. The Compensation Committee has the sole authority to designate participants and determine the type, terms and conditions of awards to be granted, except that the Board of Directors may perform the functions of the Compensation Committee for granting awards to non-employee directors.

Stock Options

The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the 2017 Plan. The exercise price of an option granted under the 2017 Plan may not be less than the fair market value of the underlying stock on the date of grant (other than for Substitute Awards) and the exercise period shall not exceed ten years; provided, however, that (other than with respect to any incentive stock options) to the extent an option would expire at a time when the holder of such option is prohibited by applicable law or our insider trading policy from selling or

22	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

otherwise disposing of shares that the holder would otherwise acquire upon exercise of such option, then the exercise period shall be extended until the 30th day following the date such prohibition lapses.

Stock Appreciation Rights (SARs)

The Compensation Committee may grant SARs under the 2017 Plan; an SAR may be free-standing or tandem in combination with another award. An SAR award permits the participant to receive the appreciation, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of such a share on the date of grant. In general, the grant price of an SAR may not be less than the fair market value of the underlying stock on the date of grant (other than for Substitute Awards). Payment of any appreciation will be paid in cash, common stock or a combination of cash and stock as the Compensation Committee directs. The exercise period with respect to any SAR shall not exceed 10 years, subject to the exception discussed above under “Stock Options.”

Restricted Stock Awards and Restricted Stock Units

The Compensation Committee may make awards of restricted stock or restricted stock units (which may consist of a combination of stock and other awards) to participants, subject to such restrictions on transferability and other restrictions as the Compensation Committee may deem appropriate. Except as set forth in certain forfeiture provisions or other special circumstances as determined by the Compensation Committee, restricted stock and restricted stock units will vest over a minimum period of three years, unless the grant or vesting is based on the achievement of one or more performance conditions, in which case, the restricted stock and restricted stock units will vest over a minimum period of one year.

Unrestricted Stock Awards and Bonus Stock

The Compensation Committee may make awards of unrestricted stock as a bonus or to grant stock in lieu of obligations of the Company or our subsidiary or affiliate of the Company.

Other Stock-Based Awards

The Compensation Committee may make awards that may be denominated or payable in stock or factors that may influence the value of stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units of the Company.

Performance Awards, Including Annual Incentive Awards

The Compensation Committee may grant performance awards that are payable in cash, stock, other awards under the 2017 Plan or other property. Subject to the specific limitations discussed above under “Limitations on Awards,” the Compensation Committee has discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards. The extent to which these performance goals are met determines the amount of the settlement of the performance award that can be received by a participant.

The Compensation Committee may grant an annual incentive award to an employee who is designated by the Compensation Committee as likely to be a “covered employee” under Section 162(m), i.e., an employee who at the end of the year is our chief executive officer or one of our three most highly compensated officers, other than our chief executive officer and financial officer. Such annual incentive award will be intended to qualify as “performance-based compensation” for purposes of Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in the 2017 Plan.

Performance Goals

If the Compensation Committee determines that a performance award granted to an employee for whom the Company’s tax deductions would likely be subject to the deduction limitations of Section 162(m) as discussed under “Section 162(m) Deduction Limitations” below, the Compensation Committee may establish objectively determinable performance goals for awards during specified performance periods based on one or more of the business criteria listed in Section 7(b)(ii) of the 2017 Plan, including:

•	earnings or profitability measures (such as net income, operating income, income (loss) per common share from continuing operations, net income (loss) per common share, earnings, any pre-established derivative of revenue, pre-tax operating income, inventory turnover or inventory shrinkage, sales growth and volumes, percentage increase in total net revenue or comparable store sales, and economic profit or value created);

•	expense and efficiency measures (such as gross margins, cost of goods sold, mark-ups or mark-downs, operating margins, selling, general and administrative (S,G&A) expense, and other pre-established operating expenses);

2017 Proxy Statement	|	23

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

•	return measures (such as total stockholder return, stock price, return on assets, return on investment, return on capital, and return on equity);

•	cash flow measures (such as cash flow, free cash flow, cash flow return on investment, and net cash provided by operations);

•	achievement of balance sheet, income statement, or cash-flow statement objectives; and

•	strategic or operational business criteria, consisting of one or more objectives (such as meeting specified market penetration, geographic expansion or new concept development goals, cost targets, customer satisfaction, employee satisfaction, human resources goals, including staffing, training and development and succession planning, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures).

The goals may be established at such levels and in such terms as the Compensation Committee may determine, in its discretion, including with respect to the Company generally or any subsidiary, affiliate, business unit or business group of the Company. The Compensation Committee must establish such goals by the earlier of (i) 90 days after the beginning of the applicable performance period or (ii) the time 25% of such performance period has elapsed. Any payment of an award granted with performance goals is conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limits on Transferability

No award is assignable or transferable by a participant other than by will or the laws of descent and distribution. However, the Compensation Committee may (but need not) permit other transfers (other than for incentive stock options or SARs in tandem with incentive stock options) where it concludes that such transferability is appropriate and desirable, taking into account applicable securities laws. In no event may a transfer for value or consideration be made without the prior approval of our stockholders. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Change in Control

Except as otherwise provided in an award document or in another written agreement, plan or policy with respect to a participant, upon both a “change in control” (as defined in the 2017 Plan) and a “qualifying termination” (an involuntary termination for reason other than “cause” or disability, as defined in the 2017 Plan), the vesting of all outstanding non-performance based awards will be accelerated. Except as otherwise provided in an award document or in another written agreement, plan or policy with respect to a participant, on the date of a change in control performance based awards will be converted into restricted stock based on performance to the change in control date or the target level value, depending on the portion of the performance period completed prior to the change in control, and upon a qualifying termination the vesting of the performance based awards will be accelerated. If an acquiring entity does not assume the awards, the vesting of all outstanding awards will be accelerated on the change in control date and performance based awards will be paid, either based on performance to the change in control date or based on the target level value, depending on the portion of the performance period completed prior to the change in control.

Adjustments

In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure affecting our common stock, the Compensation Committee shall make adjustments in the aggregate number and kind of shares reserved for issuance under the 2017 Plan, in the maximum number of shares that may be granted in any calendar year to any employee, in the number, kind and exercise price of shares subject to outstanding awards, and such other adjustments as it may determine to be appropriate to ensure that participants are treated equitably and there is no dilution or enlargement of rights. No adjustments will be made that would cause any award to a covered employee to not comply with Section 162(m).

No Repricing

Except in connection with an equitable adjustment or a change in control, no option or SAR may be amended to reduce the exercise price per share of the shares subject to such option or the grant price of such SAR, as applicable, below the option price or grant price as of the date the option or SAR is granted, without the prior approval of our stockholders. In addition, except in connection with an equitable adjustment or a change in control, without the prior approval of our stockholders, no option or SAR may be cancelled or surrendered for another award or cash if the per share exercise or grant price is greater than the fair market value of one share, nor may any option or SAR be granted in exchange for, or in connection with, the cancellation or surrender of an option, SAR or other award, having a higher option or grant price.

24	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

Dividends and Dividend Equivalents on Certain Awards

The Compensation Committee may grant dividend equivalents in connection with other awards, except for options and SARs. Dividends and dividend equivalents with respect to restricted stock, restricted stock units and other stock-based awards that vest based on the achievement of performance goals and dividend equivalents on performance awards will be subject to the same restrictions and risk of forfeiture as the shares subject to the applicable award with respect to which the dividends and dividend equivalents are distributed or payable. Such dividends and dividend equivalents shall only be paid at the time or times such vesting requirements are satisfied.

Additional Award Forfeiture Provisions

Each award granted under the 2017 Plan to employee participants may be subject to additional forfeiture conditions, if certain events occur, including but not limited to, (i) the participant acts in competition with us; (ii) the participant discloses confidential or proprietary information; (iii) the participant fails to cooperate with us in regards to a legal suit; or (iv) the participant engages in misconduct that causes the need for restatement of financial statements.

Termination and Amendment

Our Board of Directors may terminate or amend the 2017 Plan at any time without stockholder approval, but only to the extent that stockholder approval is not required by applicable law or regulation. Stockholder approval is required with respect to any amendment to increase any of the award limitations set forth in the 2017 Plan, extend the term of the 2017 Plan, materially change the eligibility provisions, change the provisions governing the minimum exercise price for options and the grant price of SARs, or any other provisions of the 2017 Plan that expressly requires stockholder approval.

The Compensation Committee may amend or terminate outstanding awards; however, such amendments may require the consent of the participant.

Awards to Executive Officers and Others

Awards under the 2017 Plan will be made at the discretion of the Compensation Committee. Consequently, we cannot determine with respect to any particular person or group the awards that will be made in the future pursuant to the 2017 Plan or their benefits or amounts.

Because our executive officers and non-employee directors are eligible to receive awards under the 2017 Plan, they may be deemed to have a personal interest in the approval of the 2017 Plan by our stockholders.

For information on awards earned by certain executive officers under the 2014 Plan during Fiscal 2016, see “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” below.

Stock Price

The closing market price of a share reported on the New York Stock Exchange on April 4, 2017 was $13.20 per share.

U.S. Federal Income Tax Consequences

The following is a general description of the federal income tax consequences to the participant and the Company with regard to awards granted under the 2017 Plan under present law. This discussion does not purport to discuss all tax consequences related to awards under the 2017 Plan.

Nonqualified Stock Options

There will typically be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the 2017 Plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m). The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options

There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

2017 Proxy Statement	|	25

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units

A participant granted a restricted stock unit award will not recognize taxable income, and we will not be allowed a tax deduction, at the time such award is granted. Upon payment or settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the value of the shares or cash received, and we will be entitled to a corresponding deduction, subject to any applicable limitations under Section 162(m). Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Unrestricted Stock Awards and Bonus Stock

Generally, the participant will realize ordinary income, and we will be entitled to a corresponding deduction, subject to any applicable limitations under Section 162(m), in the year such unrestricted or bonus stock is delivered to the participant. The amount of such ordinary income and deduction will be equal to the fair market value of the shares of stock received, if any, on the date of issuance. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Performance Awards

A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Stock Appreciation Rights (SARs)

There will typically be no federal income tax consequences to the participant or to us upon the grant of a SAR under the 2017 Plan. When the participant exercises a SAR, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m).

Section 409A Compliance

Section 409A provides that covered amounts deferred under a non-qualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on final regulations and other guidance issued under Section 409A, the awards under the 2017 Plan could be affected. In general, if an award either (1) meets the requirements imposed by Section 409A or (2) qualifies for an exception from coverage under Section 409A, the tax consequences described above will continue to apply. If an award is subject to Section 409A and it does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an additional tax equal to 20% of the original deferral and any earnings credited on the deferral.

The 2017 Plan has been designed so that most awards should be exempt from coverage under Section 409A. Certain terms have been defined in a manner so that if awards are subject to Section 409A, they should comply with Section 409A.

We do not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the 2017 Plan. Participants in the 2017 Plan should consult their own personal tax advisor to determine the particular tax consequences of the 2017 Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

26	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL THREE: APPROVAL OF THE 2017 STOCK AWARD AND INCENTIVE PLAN

Section 162(m) Deduction Qualifications

Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and any of its three most highly compensated executive officers, other than the chief financial officer, serving on the last day of the fiscal year. “Performance based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. The Compensation Committee intends to structure certain awards under the 2017 Plan to be deductible under Section 162(m) provided, however, we reserve the right to determine that compliance with Section 162(m) is not desired after consideration of the goals of the Company’s executive compensation philosophy and whether it is in the best interests of the Company to have such award so qualified.

The 2017 Plan has been designed so that, assuming stockholder approval of the material terms of the 2017 Plan, certain awards granted to designated covered officers should qualify as “performance-based” compensation under Section 162(m). For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation under the 2017 Plan, (2) a description of the business criteria on which the performance goals are based, and (3) the maximum amount of compensation that can be paid to a participant under the performance goal. Approval of the 2017 Plan will be deemed to include approval of the material terms of the 2017 Plan, including the general business criteria upon which performance objectives for performance awards are based. The key aspects of the 2017 Plan are discussed above.

Equity Compensation Plan Table

The following table sets forth additional information as of the end of Fiscal 2016, about shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Equity Compensation Plan Table

	Column (a)	Column (b)	Column (c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by stockholders	2,313,889	$15.33	3,364,255
Equity compensation plans not approved by stockholders	—	—	—
Total	2,313,889	$15.33	3,364,255
(1)	Equity compensation plans approved by stockholders include the 2005 Amended Plan and the 2014 Plan. Column (a) includes common stock that could be issued for outstanding options, RSUs, and PSUs under such plans. The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding awards of RSUs and PSUs, which have no exercise price.

Required Vote

Approval of the 2017 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

The Board of Directors recommends that the stockholders vote “FOR” the adoption of the 2017 Stock Award and Incentive Plan.

The Board of Directors recommends that the stockholders vote “FOR” the

Approval of the 2017 Stock Award and Incentive Plan as set forth in the

Proxy Statement for the Annual Meeting.

2017 Proxy Statement	|	27

PROPOSAL FOUR: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing stockholders with an advisory vote on the overall compensation of our named executive officers.

As discussed in the “Compensation Discussion and Analysis” section below, our executive compensation program is based on four core principles: performance, competitiveness, affordability and simplicity. We believe that our program design implements these principles and provides the framework for alignment between executive compensation opportunities and long-term strategic growth. The overall program is designed to be balanced; providing incentive to ensure the delivery of both long term results and annual profitability. Based on the advisory vote at the 2016 Annual Meeting on our executive compensation program, which was approved by 97.6% of the votes cast, we are confident that our stockholders agree.

We have an ongoing commitment to ensuring that our executive compensation plans are aligned with our principles and evolve as the industry and business changes. We continue to engage with our stockholders to gain an understanding of their key perspectives on all aspects of the business and the broader industry, including compensation programs. We continue to evaluate and enhance plan design to align with leading practices in executive compensation.

We urge our stockholders to read the following “Compensation Discussion and Analysis” for information on our executive compensation program.

In summary, we believe that our executive compensation program has provided and continues to provide appropriate incentives and remains responsive to our stockholders’ views. Accordingly, the following resolution will be submitted for a stockholder vote at the 2017 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in the Proxy Statement for the Annual Meeting.”

The Board of Directors recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers as set forth in this

Proxy Statement for the Annual Meeting.

28	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has adopted and implemented core principles that form the basis for our executive compensation program: performance, competitiveness, affordability and simplicity. We believe that our executive compensation program supports our financial and strategic goals, aligns executive pay with stockholder value creation, and appropriately discourages unnecessary or excessive risk taking.

The Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, which describes the Committee’s decisions regarding our executives’ compensation for Fiscal 2016 and how those decisions support and implement our principles. The Compensation Committee has recommended to the Board that it be included in this Proxy Statement.

Cary D. McMillan (Chair)

Michael G. Jesselson

Thomas R. Ketteler

Janice E. Page

Noel J. Spiegel

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation philosophy, objectives, policies and practices framed within the context of the retail industry and specifically our strategy and performance with respect to our named executive officers (the “NEOs”) for Fiscal 2016. Our Fiscal 2016 NEOs are comprised of our Chief Executive Officer and Chief Financial Officer and the three most highly-compensated officers of the Company at the end of Fiscal 2016, as well as a current officer who served as an interim Chief Financial Officer in Fiscal 2016 and a former Chief Financial Officer who retired from the Company in Fiscal 2016:

• Jay L. Schottenstein, our Chief Executive Officer (the “CEO”);
• Robert L. Madore, our Executive Vice President, Chief Financial Officer (the “CFO”) effective as of October 28, 2016;
• Peter Z. Horvath, our Chief Global Commercial and Administrative Officer (the “CAO”) effective as of May 9, 2016;
• Charles F. Kessler, our Global Brand President, American Eagle Outfitters (the “Global Brand President, AEO”);
• Jennifer M. Foyle, our Global Brand President, Aerie (the “Global Brand President, Aerie”);
• Scott M. Hurd, our Senior Vice President, Chief Accounting Officer, who served as the Company’s interim CFO from April 1, 2016 through October 28, 2016 (the “Chief Accounting Officer”); and
• Mary M. Boland, our former Executive Vice President, Chief Financial and Administrative Officer, who retired effective April 1, 2016 (the “Retired CFO”).

This Compensation Discussion and Analysis is organized as follows: (i) an Executive Summary setting forth our Business & Leadership Overview for Fiscal 2016, our focus for Fiscal 2017, an overview of our Compensation Program Objectives and Philosophy, and our Executive Compensation Highlights, (ii) a discussion of our Executive Compensation Program, including our Fiscal 2016 goal setting process and compensation considerations, compensation benchmarking and details regarding each element of our annual compensation, and (iii) Additional Compensation Information, including tax considerations and payments upon termination and change in control arrangements.

2017 Proxy Statement	|	29

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Fiscal 2016 Business & Leadership Overview

In Fiscal 2016 both the American Eagle Outfitters and Aerie brands achieved sales growth and profitability improvement. Some financial highlights of our year are as follows:

•	Total Company revenue grew 2% to $3.6 billion;

•	Consolidated comparable sales rose 3%;

•	Our annual adjusted earnings per share rose 24%[1] to $1.25 for the year(1); and

•	We ended the year with $379 million in cash and no debt, after investing $161 million into capital projects and returning $91 million to stockholders through dividends.

Our executive compensation program, which has supported and helped drive our financial results, is designed to attract, motivate and retain key executives who will promote the short-term and long-term growth of the Company and create sustained stockholder value. We delivered strong financial results in Fiscal 2016 and continued to move our long-term initiatives forward despite a challenging and competitive retail macro environment. Our strong and consistent multi-year growth and operating results, as shown in the chart set forth below, are a reflection of initiatives taken by our management team.

From a leadership perspective, Fiscal 2016 was a period of significant change within the organization. The Board of Directors and management remain focused on building a world-class retail team, and in Fiscal 2016 took positive steps to elevate and retain existing talent while recruiting and hiring new retail industry leaders into the team to support the Company’s long term goals as further explained herein.

Specifically, with the retirement of the former Vice Chairman, Executive Creative Director in late Fiscal 2015, the Global Brand Presidents of American Eagle Outfitters and Aerie were elevated to lead the merchandising teams to deliver strong growth. We also recruited and hired a new Chief Global Commercial and Administrative Officer, an Executive Vice President-Chief Financial Officer, a Chief Marketing Officer and a Chief Technology Officer as well as other key leadership roles. These critical new hires reinforce the Company’s focus on innovation and operational excellence.

(1)	Calculated using Fiscal Year 2015 adjusted EPS of $1.01, which compares to GAAP EPS from continuing operations of $1.09, and Fiscal Year 2016 adjusted EPS of $1.25, which compares to GAAP EPS of $1.16. See page 42 of this Proxy Statement and page 22 of our Fiscal 2016 10-K for additional detail on the adjusted results and other important information regarding the use of non-GAAP or adjusted measures.

30	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Our Focus for Fiscal 2017

In Fiscal 2017, we will remain focused on driving continued business momentum and progressing on our long-term growth initiatives aimed at profit improvement and returns to stockholders.

Areas of focus include:

✓	Merchandising and marketing innovation	Broaden customer base and grow sales.
✓	Optimize omni-channel	Give our customers access to our merchandise wherever and however they choose to shop.
✓	Aerie expansion	Grow Aerie by expanding its footprint and growing the customer file.
✓	Global expansion	Expand through a balance of company-owned stores in the US, Canada, and Mexico while accelerating the growth of international license partners outside of North America.
✓	Expense management	Seek opportunities to lower fixed operating expenses.

Compensation Program Objectives and Philosophy

The overall philosophy of our executive compensation program is to attract and retain highly skilled, performance-oriented executives and to incent them to achieve outstanding results for all stakeholders within the framework of a principles-based compensation program. We focus on the following core principles in structuring an effective compensation program that meets our stated philosophy:

Performance

•  We align executive compensation with the achievement of measureable operational and financial results and increases in stockholder value.

•  Our program includes significant performance-based remuneration that creates a meaningful incentive to achieve challenging, yet realistic performance objectives.

•  Our program features a substantial long-term incentive component in order to align executive interests with those of our stockholders and retain executive talent through a multi-year vesting schedule.

•  Long-term incentive features seek to ensure that actual compensation varies above or below the targeted compensation opportunity based on the degree to which performance goals and changes in stockholder value are attained over time.

Competitiveness

•  Executive compensation is structured to be competitive relative to a group of retail peers taking into consideration company size relative to peers and in recognition of our emphasis on performance based compensation.

•  Target total compensation for individual NEOs varies based on a variety of factors, including the executive’s skill set and experience, historic performance, expected future contributions and the criticality of each position to us.

Affordability

•  Our compensation program is designed to limit fixed compensation expense and tie realized compensation costs to the degree to which budgeted financial objectives are attained.

•  We structure our incentive plans to maximize financial efficiency by establishing programs that are intended to be tax deductible (whenever it is reasonably possible to do so while meeting our compensation objectives) and accounting efficient by striving to make performance-based payments align with expense.

Simplicity	• We focus on simple, straight-forward compensation programs that our associates and stockholders can easily understand.

2017 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

Our compensation program design provides a framework for alignment between executive compensation and our long-term Company objectives and financial performance. We continually review leading practices in corporate governance and executive compensation and consider changes to our program to align with best practices, ensure competitiveness in order to attract and retain experienced executives in our industry, and reinforce the alignment between pay and performance. These practices are evidenced through the following:

•	The elimination of the 20% single year “lock-in” feature for performance share unit awards, which provided for a partial vesting opportunity at the end of the three-year cycle based upon a single year of performance within the cycle, which we believe further reinforces the long-term performance focus of our compensation program;

•	The reduction of the threshold vesting level in the Performance Share Plan from 50% to 25%, to further align executive incentive opportunities with stockholder value creation; and

•	A change to the Company’s Stock Ownership requirements (with respect to the CEO, from 5x to 6x his salary, and for the other NEOs, from 1x to 3x of their respective salaries) in order to align to governance best practices, which the Company believes reflects its firm commitment to stock ownership by our executives.

The following table summarizes the Company’s additional best practices relating to the executive compensation program.

American Eagle Outfitters’ Executive Compensation Checklist

✓ A Compensation Committee composed entirely of independent directors oversees the Company’s executive compensation policies

✓ The Compensation Committee utilizes an independent compensation consulting firm, FW Cook. The firm does not provide any other services to the Company

✓ We have executive stock ownership guidelines (6x base salary for CEO, 3x for other NEOs)

✓ We pay for performance. The majority of our CEO and NEOs’ total compensation opportunities are performance-based and “at-risk”

✓ Our long-term incentive plan does not provide dividends or dividend equivalents on unearned performance awards or unvested restricted stock unit awards

✓ We have no employment contracts of defined length with our CEO or NEOs and no multi-year guarantees for base salary increases, bonuses, or long-term incentives

✓ We have a robust clawback policy with respect to both cash and equity incentive awards

✓ We have an anti-hedging and anti-pledging policy

✓ We provide only limited perquisites at the executive level

✓ No tax gross-ups on perquisites or change in control benefits

✓ We have not repriced stock options nor are we able to do so without stockholder approval

✓ Double-trigger cash severance and long-term incentive change in control vesting

32	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PROGRAM

Fiscal 2016 Goal Setting Process and Compensation Considerations

Goal Setting:

We remain committed to setting incentive goals that are aligned with delivering strong financial performance and returns to our stockholders, while also enabling the successful execution of our strategy. This includes building a solid foundation for long-term growth while also delivering near term results. Management has been focused on improving our merchandise assortment while at the same time reducing our reliance on promotions as well as managing expenses and inventory. Capital investments have centered on growth in under-penetrated new markets, building strong omni-tools and digital capabilities.

Compensation Considerations:

When reviewing the results for the year and making year end pay decisions, the Compensation Committee considered a variety of factors, including our performance relative to the pre-established goals as well as our financial and operational performance relative to peers within the context of a highly competitive retail environment.

Fiscal 2016 financial and operational measures represent aggregate global results from our portfolio of brands and channels, including the American Eagle Outfitters, Aerie, Tailgate and Todd Snyder New York brands.

In addition to financial and operational performance, the Compensation Committee and management also consider alignment to our compensation program principles as well as corporate governance best practices when making compensation decisions.

Role of Our Compensation Committee

The Board has delegated authority to the Compensation Committee to develop and approve the Company’s overall compensation program for NEOs, including the authority to establish and award annual base salaries, annual incentive bonuses and long-term incentive awards pursuant to our stockholder approved 2014 Plan. Furthermore, the Compensation Committee reviews and approves changes to our compensation peer group, as deemed appropriate. In making its decisions, the Compensation Committee takes into consideration a variety of factors, including suggestions made by the CEO, compensation consultants and external advisory firms. The Compensation Committee acts in accordance with its charter which can be found on our Investors website at investors.ae.com.

Role of Executive Officers in Compensation Decisions

Our CEO annually reviews the performance of each NEO and makes recommendations to the Compensation Committee with respect to each element of executive compensation for the NEOs, excluding himself. The CEO considers Company, brand and individual performance as well as market positioning in his recommendations to the Compensation Committee with regard to total compensation for all NEOs. The Compensation Committee makes the final determination of individual compensation levels and awards, taking into consideration the CEO’s recommendations. CEO compensation is determined with input from the compensation consultant, FW Cook, is supported by market benchmarking and is ultimately approved by the Compensation Committee.

Role of Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors for assistance. In accordance with this authority, during Fiscal 2016, the Compensation Committee continued to retain the services of FW Cook as its outside independent compensation consultant to update the Company’s peer group and advise on matters related to CEO and other executive compensation. The services provided by FW Cook are subject to a written agreement with the Compensation Committee. The Compensation Committee has sole authority to terminate the relationship. The Compensation Committee reviewed the relationship with FW Cook and determined that there are no conflicts of interest. FW Cook does not provide any other services to the Company. The Compensation Committee may engage other consultants as needed in order to provide analysis, recommendations or other market data.

Under the direction of the Compensation Committee, FW Cook interacts with members of the senior management team to provide insights into market practices and to ensure that management is aware of emerging best practices and market trends. In 2016, representatives from FW Cook contributed to this Compensation Discussion and Analysis as well as assisting with a review of Board of Director Compensation, annual incentive plan design, peer group, and stock ownership guidelines.

Response to 2016 Advisory Vote on Executive Compensation

At our 2016 Annual Meeting of Stockholders, 97.6% of all votes cast supported the compensation of our NEOs. While this vote demonstrated a very high level of support for our compensation program, our executive team remained engaged with stockholders throughout Fiscal 2016 to obtain an understanding of their views on a variety of issues, including our compensation programs.

2017 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Benchmarking

In addition to many other factors that affect compensation determinations, we take into account the compensation practices of comparable companies in formulating our compensation program. We consider three key factors in choosing the companies that comprise our peer group:

•	Talent – Companies with which we compete for executive- level talent;

•	Size – Companies within the retail industry with comparable revenue; and

•	Comparability – Companies with which we compete for customers and investors.

Other selection criteria include an international presence and multi-channel retailing. We evaluate our peer group on an annual basis and propose changes when appropriate.

Effective in late Fiscal 2016 and based upon an analysis performed by FW Cook, changes to our peer group were approved by the Compensation Committee. The changes reflect the addition of four companies and the removal of three companies. Companies that were added represent peers who are comparable in their size and business model and those with which we compete for customers and talent. One company in the prior peer group is no longer publicly-traded and two others were removed because they had a different business model or product. Our peer group consists of 19 companies. In terms of size, our revenue and market capitalization are near the median of the peer group. Peer group data is also primarily used for benchmarking of other NEO compensation and is supplemented as needed with additional data from various retail and general industry market surveys, adjusted to reflect our revenue scope.

34	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

How We Pay our Executives and Why: Elements of Annual Compensation

Our executive annual compensation program includes both fixed components (such as base salary, benefits and limited executive perquisites) and variable components (such as annual bonus and annual long-term incentive awards), with the heaviest weight generally placed on the variable components. For Fiscal 2016, approximately 66% of Mr. Schottenstein’s, 64% of Mr. Kessler and Ms. Foyle’s and 59% of Mr. Horvath’s compensation was subject to achievement of Company financial objectives. Note the following exclusions from the charts below: Mr. Madore, as he was hired in late 2016 and did not receive any equity awards, Ms. Boland, as she retired in April 2016 and did not receive any equity awards, and Mr. Hurd, as he was serving in an interim CFO capacity during a portion of the year.

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COMPENSATION DISCUSSION AND ANALYSIS

Element of Compensation	Form and Objective	Further Information	Alignment to Strategic Plan

Base Salary	• Delivered in cash. • Provides a baseline compensation level that delivers cash income to each NEO, and reflects his or her job responsibilities, experience, and contribution to the Company.	• Fiscal 2016 Base Salary changes for our NEOs are presented in the Base Salary section on the following page.	• Base salaries set at competitive market levels that enable us to attract and retain qualified, high caliber executive officers to lead and implement our strategy.

Annual Incentive Bonus

•  Delivered in cash.

•  Provides an opportunity for additional income to NEOs if threshold performance goals are attained and therefore focuses them on key annual objectives.

•  Bonus is earned between threshold and stretch level based on achievement of pre-established annual performance goals.

• For Fiscal 2016, the annual incentive bonus was driven by EBIT(1) and Revenue Growth, weighted at 80%/20%, respectively.

•  Annually, performance metrics are established by the Compensation Committee which align to our strategic plan.

•  Fiscal 2016 criteria were chosen to reflect a continued focus on revenue and profit growth.

Annual Long-Term Incentive Awards

•  Delivered in Performance Share Units (“PSUs”), Restricted Stock Units (“RSUs”) and Non-Qualified Stock Options (“NSOs”).

•  Align our executives’ financial interests closely with those of our stockholders.

•  Link compensation to the achievement of multi-year financial goals.

•  PSUs represent 70% of the annual equity grant target values and vest between threshold and stretch level only to the extent that the pre-established, three-year performance goal is met. If performance falls below the threshold, the award is forfeited in full.

•  RSUs represent 30% of the annual equity grant target value and vest proportionately over three years from grant based on continued service.

•  NSOs are not a standard element of the annual compensation program and provide compensation only to the extent that our share price appreciates.

• Aligns NEO compensation with our longer term performance objectives and changes in stockholder value over time.

(1)	EBIT is defined as earnings from continuing operations before interest and taxes and excludes (1) any accruals for restructuring programs, including lease buyout charges related to store closures and/or (2) asset impairment charges, as determined by the Compensation Committee.

The combination of these elements enables us to offer a competitive total direct compensation opportunity in which realized pay and costs reflect the degree to which key operational performance objectives are attained. The compensation for our NEOs is balanced to provide a mix of cash and long-term incentive awards and focused on both annual and long-term performance to ensure that executives are held accountable for, and rewarded for, achievement of both annual and long-term financial and strategic objectives.

36	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2016 Compensation

The following provides additional details around our compensation components and related decisions for Fiscal 2016.

Our executive compensation program is designed to place a considerable amount of compensation at risk for all executives. This philosophy is intended to cultivate a pay-for-performance environment.

The portion of total compensation which is performance-based increases at successively higher levels of management. This approach seeks to ensure that executive compensation closely aligns with changes in stockholder value and achievement of performance objectives while also ensuring that executives are held accountable for results relative to position level.

Base Salary

Base salaries represent approximately 20%-30% of the NEO’s total compensation package, are reviewed annually and increases, where applicable, are typically effective in the first quarter of the new fiscal year.

For Fiscal 2016, four of the seven NEO’s did not receive a base salary increase, including Mr. Schottenstein. Ms. Boland retired in April 2016, Mr. Horvath joined in May 2016 with a salary of $850,000 and Mr. Madore joined in October 2016 with a salary of $850,000.

Three of the NEOs did receive salary increases in Fiscal 2016. Mr. Kessler received a 6% salary increase to $850,400 and Ms. Foyle received a 10% salary increase to $775,040 to recognize their contributions to a very strong performance in Fiscal 2015, to appropriately position their salary to the competitive market, and recognize their elevated role in brand leadership given the retirement of the former Vice Chairman, Executive Creative Director. Mr. Hurd received a salary increase of 12% to $500,000 to recognize his increasing responsibilities in finance leadership.

Annual Incentive Bonus

Our NEOs are eligible for annual cash incentive awards which focus the executive team on key annual objectives and business drivers that support growth in revenue and profits, improvement in overall operations, and increases in stockholder value. We establish a NEO’s annual incentive bonus opportunity as a percentage of his or her base salary, with increases in target percentages directly related to position level.

Target bonus award opportunities constitute about 25%-35% of the NEO’s total compensation package. During Fiscal 2016, the target bonus award opportunities for the NEOs were as follows:

•	CEO: 175% of base salary

•	CFO: 85% of base salary

•	CAO: 115% of base salary

•	Global Brand President, AEO: 125% of base salary

•	Global Brand President, Aerie: 125% of base salary

•	Chief Accounting Officer: 50% of base salary

•	The Retired CFO did not participate in the Fiscal 2016 annual incentive program

For Fiscal 2016, annual incentive bonus payouts were tied to EBIT (80% of payout) and Revenue Growth (20% of payout) results. Based upon pre-established goals and payout levels, actual payments each year range from 0% of the targeted percentage amount for below threshold performance, to 25% of the targeted percentage amount at threshold performance, to 100% of the targeted percentage amount at target performance, to 200% of the targeted percentage amount if we achieve goals that are substantially above our business plan for the fiscal year.

Fiscal 2016 annual incentive bonuses were earned at 90% of target. The amounts earned by each applicable NEO are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Details of the realized performance and resulting payout for Fiscal 2016 are found in the “Fiscal 2016 Performance Metrics, Targets and Results” section.

Annual Long-Term Incentive Awards

We utilize a combination of time- and performance-based annual long-term incentives to focus management on long-term corporate performance and sustainable earnings growth. Annual long-term incentive awards are approximately 30%-60% of the NEO’s total compensation package. In Fiscal 2016 we awarded PSUs and RSUs, with a heavy emphasis on PSUs to directly link compensation to achievement of performance objectives.

2017 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

For Fiscal 2016, the NEOs received the following target regular-cycle long-term incentive award grant values.

Executive Officer	2016 Target Long-Term Incentive: PSU Awards	2016 Target Long-Term Incentive: RSU Awards	2016 Target Total Long-Term Incentive Award
CEO	$2,450,000	$1,050,000	$3,500,000
CFO (1)	—	—	—
CAO	$595,000	$255,000	$850,000
Global Brand President, AEO	$1,750,000	$750,000	$2,500,000
Global Brand President, Aerie	$1,750,000	$750,000	$2,500,000
Chief Accounting Officer	$180,000	$120,000	$300,000
Retired CFO (2)	—	—	—

(1)	Due to Mr. Madore’s hire date, he was not granted Fiscal 2016 long-term incentive awards.

(2)	Due to Ms. Boland’s retirement, she was not granted Fiscal 2016 long-term incentive awards.

PSUs: PSUs represented approximately 70% of the value of a NEO’s annual long-term incentive for Fiscal 2016. We determine the number of target PSUs based on the overall dollar grant value of the award divided by the closing price of our common stock on the grant date. Dividend equivalents on the PSUs are reinvested in additional units and paid out to the extent the associated PSUs vest.

Annual PSU grants cliff vest at the end of a three-year performance period. Fiscal 2016 PSUs vest upon achievement of pre-established three-year cumulative EBIT goals.

If cumulative threshold performance is not met, PSUs do not vest and all shares are forfeited. Vesting based on the cumulative three-year goal ranges from 0% of the target amount for below threshold performance, to 25% of the target amount at threshold performance, to 100% of the target amount at target performance, to 150% of the target amount if we achieve goals that are substantially above our long range business plan for the performance period.

RSUs: We determine the number of RSUs in each grant based on the overall dollar grant value of the award divided by the closing price of our common stock on the grant date. Dividend equivalents on RSUs are reinvested in additional RSUs and paid to the extent the associated RSUs vest.

RSU awards represent approximately 30% of the value of an NEO’s annual long-term incentive award. Annual RSU grants vest proportionately over three years from the grant date assuming continued employment.

Retention and New Hire Awards

We operate in an extremely competitive industry, and it is important that we ensure the retention of our successful executives when we introduce new leaders into the organization. Although not a standard element of the executive compensation program, retention cash or stock awards have been granted from time to time in an effort to reward increased responsibilities during times of leadership changes and to position our leaders appropriately internally.

During Fiscal 2016, Mr. Madore received a cash sign-on bonus of $500,000 and Mr. Hurd received a cash recognition bonus in the amount of $200,000 for serving as the Interim CFO as well as a time based restricted stock unit award in recognition of his increased role in Finance leadership.

NSOs and performance based restricted stock were granted as part of the new hire package for Mr. Horvath and NSO’s were granted as part of the compensation package for Mr. Kessler and Ms. Foyle in recognition of the elevation of their roles. Market benchmarking of new hire and retention award practices was conducted to inform the offer and retention packages. Additional detail regarding these awards can be found in the “Grants of Plan Based Awards – Fiscal 2016.” section.

Benefits and Perquisites

Executives generally are eligible for the same health and welfare plans as other full-time Company employees, including medical, dental, life and disability insurance, and retirement plans. We provide a comprehensive security benefit to the CEO, a portion of which, based upon the disclosure rules, is deemed to be personal even though we believe there is a legitimate business reason for providing such a benefit.

38	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2016 Performance Metrics, Targets and Results

The Compensation Committee selected EBIT and Revenue Growth as the key performance metrics for Fiscal 2016 because they are reflective of our success in managing our core operations, growing the business and driving sustained increases in profits. We believe that these metrics reflect a balanced approach to all aspects of performance, including top-line revenue and expense control, while maintaining simplicity in the design and execution of our executive compensation program. The Fiscal 2016 performance metrics for our annual incentive bonus and PSUs with the weighting ascribed to each metric were as follows: annual incentive bonus: EBIT – 80% and Revenue Growth – 20% and PSUs: EBIT – 100%. Additional detail regarding 2016 performance metrics for the PSU awards will not be disclosed until the end of the performance period given that the goal detail is confidential and competitive in nature. Such disclosure could cause competitive harm. The Compensation Committee deemed the goals to be challenging but achievable.

The charts set forth below represent the goal detail, realized performance and resulting payout for the Fiscal 2016 annual incentive bonus and the Fiscal 2014 PSU award. The goals were aligned with our business strategy. We continue to use multiple metrics for these programs with predetermined objectives for potential payouts at threshold, target, and stretch levels.

Fiscal 2016 Annual Incentive Bonus

Fiscal 2014 PSUs

(Three-year performance period ended January 28, 2017)

Note that five of the NEOs received a Fiscal 2014 PSU vesting. The shares vested were as follows: Mr. Schottenstein: 74,801; Mr. Kessler: 38,148; Ms. Foyle: 31,417; Mr. Hurd: 8,079; and Ms. Boland: 37,962.

(1)	Return on Invested Capital (“ROIC”) is calculated as net income divided by average stockholders’ equity from continuing operations and excludes (1) any accruals for restructuring programs, including lease buyout charges related to store closures and/or (2) asset impairment charges, as determined by the Compensation Committee.

2017 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

Annual Award Pool for 162(m) Compliance

We establish a performance-based Annual Award Pool (the “Award Pool”) for NEOs who are subject to Internal Revenue Code Section 162(m) (which does not include the CFO). At the beginning of each fiscal year, the Compensation Committee establishes annual performance goals for the Award Pool based on our earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Achievement of the performance goal determines the maximum amount payable as cash awards for a fiscal year and/or grants of time-based RSUs to the NEOs in the following fiscal year. The following maximum award levels were established during Fiscal 2016 as a percent of Adjusted EBITDA, in each case subject to the 2014 Plan maximum of $5 million per person:

Jay L. Schottenstein, Chief Executive Officer	1.50% of actual EBITDA
Jennifer M. Foyle, Global Brand President, Aerie	0.45% of actual EBITDA
Charles F. Kessler, Global Brand President, American Eagle Outfitters	0.45% of actual EBITDA

During Fiscal 2016, we granted time-based RSUs to the NEOs, as payment and satisfaction of achievement of positive Fiscal 2015 EBITDA which funded the award pool for those awards.

Other Practices and Policies

Clawback Policy: Recovery and Adjustments to Award

The Compensation Committee believes that it is appropriate that our cash and long-term incentive awards be subject to financial penalties or clawbacks in the event of misconduct. Pursuant to the 2005 Amended Plan and the 2014 Plan, equity and cash awards are subject to additional forfeiture conditions. Forfeiture and recovery will be determined by the Compensation Committee and triggered in the event of misconduct related to: (a) acts in competition with the Company; (b) disclosure of confidential or proprietary information; (c) failure to cooperate with the Company in regards to a legal suit; or (d) restatement of financial statements. The forfeiture will be triggered upon the occurrence of any of the aforementioned events at any time during active employment and resulting in termination of employment, or during the one-year period following termination. If any of the above events occur, the unexercised portion (vested or unvested) of an option, and any other award not settled, will immediately cancel and forfeit. Additionally, the NEO will be required to repay the Company the total amount of the award gain realized upon each exercise of an option or award settlement that occurred on or after the date which is one-year prior to either (a) the forfeiture event or (b) the termination date.

Prohibition Against Hedging Transactions and Pledging

Employees and the Board are prohibited from engaging in transactions in financial instruments designed to hedge or offset any decrease in the market value of our stock. Our policy prohibits transactions in such instruments as prepaid variable forward contracts, equity swaps, collars or exchange funds, as well as any other hedging instrument. Employees and the Board are also prohibited from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral.

Employment and Change in Control Agreements

Our NEOs are entitled to receive consideration upon the termination of the executive’s employment with us under specified circumstances, including a change in control (“CIC”) related termination. These arrangements provide essential protections to both the NEO and to us and assist us in attracting and retaining qualified executives in a competitive environment. At the same time, certain agreements preserve our valuable assets by imposing non-competition and non-solicitation restrictions, confidentiality obligations, and cooperation covenants on our NEOs.

40	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Change in Control Provisions

The Company has entered into change in control agreements (each, a “CIC Agreement”) with all of our NEOs, with the exception of Mr. Schottenstein, that are designed to motivate executives to continue to work for the best interests of the Company and our stockholders in a potential CIC situation. The CIC Agreements contain “double-trigger” provisions for severance and other benefits. In the event of a CIC, and within 18 months of such event, if an NEO’s employment is terminated by the Company other than for Cause, Disability, or as a result of the NEO’s death, or if the executive terminates his or her employment for Good Reason (each capitalized term as defined in the applicable CIC Agreement), the NEO is entitled to receive:

•	a lump sum cash payment of all earned and determinable, but unpaid, current salary and unused paid time off;

•	a lump sum severance payment equal to one and a half times the NEO’s base salary, annualized for any partial year amount, at target and annual incentive cash bonus amount, at target;

•	a pro-rated amount of the NEO’s then-current annual incentive cash bonus, at target; and

•	upon the NEO’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the payment by the Company of the portion of premiums of Executive’s group health insurance, including coverage for eligible dependents, for the period that the executive is entitled to coverage under COBRA, not to exceed 12 months (18 months for the CEO).

The CIC Agreements also provide that, any unvested or restricted awards, including NSOs, RSUs, and PSUs granted by the Company, will vest and become exercisable to the extent set forth in the applicable award agreement.

Severance Payments

Messrs. Horvath, Madore, and Hurd as well as Ms. Foyle are eligible to receive post-employment payments as a result of employment agreements that we have entered into with them. For a description and quantification of these severance benefits, please refer to the “Post-Employment Compensation” section. Generally, if the executive’s employment is involuntarily terminated without “cause” by the Company and not due to death or disability, in exchange for the executive’s execution and non-revocation of a general release of claims in a form provided by the Company, the executive will be entitled to a severance payment.

Additionally, in the event of termination of employment, Messrs. Schottenstein, Kessler, and Hurd as well as Ms. Foyle and Ms. Boland, who signed the RSU Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement (the “Non-Compete Agreement”) may be eligible to receive a pro-rata portion of their PSUs following termination of employment, based on actual days worked and performance goals being met for the full performance period, but not at an amount above the “target” award level. The NEOs also agreed to certain provisions under the Non-Compete Agreement, including the following: (i) agreement not to use trade secrets, intellectual property, and other confidential or proprietary information of the Company for his or her own benefit, or for the benefit of any third party, including a competitor; (ii) agreement to provide the Company with at least 30 days written notice of any resignation; (iii) an 18-month non-solicit provision following any termination of employment; (iv) a waiver relating to the development of intellectual property during the executive’s tenure with the Company; and (v) a 12-month non-compete provision following any termination of employment. The breach of any of the foregoing provisions may result in the executive forfeiting unvested equity awards.

Tax Matters

Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s CEO and the three other most highly compensated NEOs (other than the CFO) employed at the end of the year only if the compensation qualifies as being performance-based under Section 162(m). We endeavor to structure our compensation policies to allow for tax deductibility whenever it is reasonably possible to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in their discretion. Further compensation which is intended to be performance-based pursuant to Section 162(m) may fail to be so if the requirements of 162(m) are not met.

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COMPENSATION DISCUSSION AND ANALYSIS

Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including in our CEO’s letter to our stockholders and our Compensation Discussion and Analysis, which represent our expectations or beliefs concerning future events, including with respect to merchandise innovation and product focused marketing, customer engagement, brand growth, new technologies, and improved customer experience. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent annual report on Form 10-K and in other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

Non-GAAP Measures

This Proxy Statement includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

	52 Weeks Ended January 28, 2017
	Operating income	Diluted income per common share
GAAP Basis	$331,476	$1.16
% of Revenue	9.2%
Asset Impairment and Restructuring Charges (1):	21,166	0.07
Tax (2):	—	0.02
Non-GAAP Basis	$352,642	$1.25
% of Revenue	9.8%

(1)	$21.2 million pre-tax asset impairments and restructuring charges relating to our wholly-owned businesses in the United Kingdom and Asia.

(2)	GAAP tax rate included impact of valuation allowances on asset impairment and restructuring charges. Excluding the impact of those items resulted in a 35.6% tax rate for the year.

42	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION DISCUSSION AND ANALYSIS

	52 Weeks Ended January 30, 2016
	Operating income (loss)	Diluted income per common share from continuing operations
GAAP Basis	$319,878	$1.09
% of Revenue	9.1%
Gain on Sale of Warrendale DC (1):	(9,422)	(0.04)
Tax (2):	—	(0.04)
Non-GAAP Basis	$310,455	$1.01
% of Revenue	8.8%

(1)	$9.4 million pre-tax gain on sale of previously closed Warrendale Distribution center.

(2)	GAAP tax rate included income tax settlements and a decrease to the valuation allowance on foreign deferred tax assets. Excluding the impact of those items resulted in a 36.3% tax rate.

	52 Weeks Ended January 31, 2015
	Operating income	Diluted income per common share from continuing operations
GAAP Basis	$155,765	$0.46
Asset Impairment and Corporate Restructuring Charges (1):	51,220	0.17
Non-GAAP Basis	$206,985	$0.63
% of Total Net Revenue	6.3%

(1)	Non-GAAP adjustments this year consist of $33.5 million of corporate and store asset impairments and $17.7 million of severance and related employee costs and corporate charges.

2017 Proxy Statement	|	43

COMPENSATION TABLES AND RELATED INFORMATION

General

The following table summarizes the compensation for each of the last three fiscal years of our:

1) Chief Executive Officer (Principal Executive Officer);
2) Executive Vice President – Chief Financial Officer (Principal Financial Officer);
3) Chief Global Commercial and Administrative Officer;
4) Global Brand President – American Eagle Outfitters;
5) Global Brand President – Aerie;
6) Senior Vice President – Chief Accounting Officer (Interim Principal Financial Officer); and
7) Former Principal Financial Officer.

Summary Compensation Table
Name and Principal Position	Fiscal Year(1)	Base Salary	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Jay L. Schottenstein Chief Executive Officer	2016	$1,500,000	—	$3,499,993	—	$2,362,500	$147,176	$7,509,669
	2015	$1,500,000	—	$2,199,999	—	$4,371,218	—	$8,071,217
	2014	$1,100,000	—	$1,500,011	—	$1,155,000	$37,664	$3,792,675
Robert L. Madore(7) Chief Financial Officer	2016	$199,423	$500,000	—	—	$152,599	$40,377	$892,359

Peter Z. Horvath(8) Chief Global Commercial and Administrative Officer	2016	$604,808	—	$3,849,995	$2,999,981	$879,750	$78,868	$8,413,402

Charles F. Kessler Global Brand President, American Eagle Outfitters	2016	$842,646	—	$2,499,989	$1,499,799	$947,977	$9,396	$5,799,807
	2015	$800,000	$300,000	$1,349,983	—	$1,520,000	$9,938	$3,979,921
	2014	$700,000	$500,000	$1,849,990	—	$392,000	$241,309	$3,683,299
Jennifer M. Foyle(9) Global Brand President, Aerie	2016	$763,495	—	$2,499,989	$1,499,799	$858,932	$10,153	$5,623,379
	2015	$692,308	$360,000	$849,986	—	$1,330,000	$9,362	$3,241,656
	2014	$586,923	$100,000	$1,500,008	—	$287,592	$11,700	$2,486,223
Scott M. Hurd(10) Senior Vice President, Chief Accounting Officer	2016	$471,028	$200,000	$600,003	—	$211,963	$10,085	$1,493,079

Mary M. Boland(11) Former Principal Financial Officer	2016	$123,082	—	—	—	—	$7,628	$130,710
	2015	$800,033	—	$1,825,009	—	$1,291,276	$52,575	$3,968,893
	2014	$775,000	—	$1,000,007	$502,026	$434,000	$11,700	$2,722,733

(1)	2016, 2015 and 2014 refer to the fifty-two week periods ended January 28, 2017, January 30, 2016 and January 31, 2015, respectively.

(2)	For Mr. Madore, the amount represents a cash sign-on bonus in Fiscal 2016. For Mr. Kessler, the amount consists of a cash sign-on bonus paid in Fiscal 2014 and cash retention bonus paid in Fiscal 2015. For Ms. Foyle, amount consists of a cash retention bonus in Fiscal 2014 and Fiscal 2015. For Mr. Hurd, the amount represents a recognition bonus for serving as the Interim Principal Financial Officer in Fiscal 2016.

(3)	The value of the stock awards included in the Summary Compensation Table reflects the most probable outcome award value, where applicable, and is based on the aggregate grant date computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For assumptions used in determining these values, see Note 12 of the Consolidated Financial Statements contained in our Fiscal 2016 Annual Report on Form 10-K. See “Grants of Plan-Based Awards” table for additional information regarding the vesting parameters that are applicable to these awards.

44	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION TABLES AND RELATED INFORMATION

The maximum value of performance based restricted stock unit awards at the date of the grant was as follows:

	Fiscal 2016	Fiscal 2015	Fiscal 2014
Jay L. Schottenstein	$3,674,988	$2,250,017	$1,500,011
Peter Z. Horvath	$3,892,509	—	—
Peter Z. Horvath – annual award maximum value	$892,515	—	—
Peter Z. Horvath – new hire award maximum value	$2,999,994	—	—
Charles F. Kessler	$2,624,997	$1,392,487	$1,664,991
Jennifer M. Foyle	$2,624,997	$892,490	$630,011
Scott M. Hurd	$270,006	—	—

(4)	The value of the time-based NSOs included in the Summary Compensation Table is based on the aggregate grant date fair value computed in accordance with ASC 718. Additional information regarding this assumption is available in Note 12 of the Consolidated Financial Statements contained in our Fiscal 2016 Annual Report on Form 10-K. See “Grants of Plan-Based Awards” table for additional information regarding the vesting parameters that are applicable to these awards.

(5)	For Fiscal 2014, Fiscal 2015, and Fiscal 2016, non-equity incentive plan compensation represents the annual incentive bonus paid to each NEO.

Mr. Schottenstein elected to receive 33% of his Fiscal 2016 Annual Incentive Bonus in the form of stock and 67% in cash. As a result, Mr. Schottenstein received 56,859 shares of AEO stock on March 24, 2017, the date that the annual incentive bonus was paid. This award fully vested upon grant. Mr. Madore received a pro-rated Fiscal 2016 annual incentive bonus due to his hire date.

(6)	Amount represents total perquisites and personal benefits for each NEO.

For Mr. Schottenstein, the amount represents the aggregate incremental cost to the Company of security arrangements in addition to those provided during working days and for business travel. We provide a comprehensive security benefit to the CEO, a portion of which, based upon the disclosure rules, is deemed to be personal even though we believe there is a legitimate business reason for providing such a benefit.

For Mr. Madore, the amount consists of $38,307 for relocation benefits and $2,070 for a COBRA reimbursement benefit.

For Mr. Horvath, the amount represents the amount paid for relocation benefits. The relocation amount is fully quantifiable in the table.

For Messrs. Kessler and Hurd and Mss. Foyle and Boland, the amount consists of employer contributions to the 401k plan.

(7)	Mr. Madore was appointed Executive Vice President and Chief Financial Officer on October 28, 2016.

(8)	Mr. Horvath was appointed Chief Global Commercial and Administrative Officer on May 9, 2016.

(9)	Ms. Foyle was not a Named Executive Officer in Fiscal 2015.

(10)	Mr. Hurd served as Interim Chief Financial Officer from April 1, 2016 until October 27, 2016.

(11)	Ms. Boland retired on April 1, 2016.

2017 Proxy Statement	|	45

COMPENSATION TABLES AND RELATED INFORMATION

Grants of Plan-Based Awards – Fiscal 2016
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay L. Schottenstein	(1)	—	$656,250	$2,625,000	$5,250,000	—	—	—	—	—	—	—
	(2)	3/9/2016	—	—	—	38,067	152,268	228,402	—	—	—	$2,449,992
	(3)	3/9/2016	—	—	—	—	—	—	65,258	—	—	$1,050,001
Robert L. Madore	(1)	—	$42,378	$169,510	$339,020	—	—	—	—	—	—	—
Peter Z. Horvath	(1)	—	$244,375	$977,500	$1,955,000	—	—	—	—	—	—	—
	(2)	5/9/2016	—	—	—	10,147	40,587	60,881	—	—	—	$595,005
	(3)	5/9/2016	—	—	—	—	—	—	17,394	—	—	$254,996
	(4)	5/9/2016	—	—	—	8,186	204,638	204,638	—	—	—	$2,999,993
	(5)	5/9/2016	—	—	—	—	—	—	—	853,334	$14.66	$2,999,981
Charles F. Kessler	(1)	—	$263,327	$1,053,308	$2,106,616	—	—	—	—	—	—	—
	(2)	3/9/2016	—	—	—	9,245	36,979	55,469	—	—	—	$594,992
	(3)	3/9/2016	—	—	—	—	—	—	15,848	—	—	$254,994
	(2)	5/23/2016	—	—	—	18,368	73,473	110,210	—	—	—	$1,154,996
	(6)	5/23/2016	—	—	—	—	—	—	31,489	—	—	$495,007
	(7)	5/23/2016	—	—	—	—	—	—	—	421,280	$15.72	$1,499,799
Jennifer M. Foyle	(1)	—	$238,592	$954,369	$1,908,738	—	—	—	—	—	—	—
	(2)	3/9/2016	—	—	—	9,245	36,979	55,469	—	—	—	$594,992
	(3)	3/9/2016	—	—	—	—	—	—	15,848	—	—	$254,994
	(2)	5/23/2016	—	—	—	18,368	73,473	110,210	—	—	—	$1,154,996
	(6)	5/23/2016	—	—	—	—	—	—	31,489	—	—	$495,007
	(7)	5/23/2016	—	—	—	—	—	—	—	421,280	$15.72	$1,499,799
Scott M. Hurd	(1)	—	$58,879	$235,514	$471,028	—	—	—	—	—	—	—
	(2)	3/9/2016	—	—	—	2,797	11,187	16,781	—	—	—	$179,999
	(3)	3/9/2016	—	—	—	—	—	—	7,458	—	—	$119,999
	(6)	10/3/2016	—	—	—	—	—	—	17,493	—	—	$300,005

(1)	Amount represents the annual incentive bonus under our 2014 Plan. The Compensation Committee established individual annual bonus targets under the 2014 Plan as a target percentage of the respective participant’s base salary (ranging from 50% to 175%) in accordance with the compensation goals and payout levels described more fully in the “Annual Incentive Bonus” section above. On March 8, 2017, the Compensation Committee certified a payout of 90% of target.

(2)	Amount represents a grant of PSUs under our 2014 Plan. The Compensation Committee established performance goals based on adjusted EBIT by the end of Fiscal 2018. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained, to 25% of the shares at threshold performance, to 100% of the shares at target performance and 150% of the shares at maximum goal achievement.

(3)	Amount represents a grant of time-based RSUs with a three-year vesting period under our 2014 Plan. On March 9, 2017, one-third of the RSUs plus the respective dividends vested. The remaining two-thirds of such RSU award will vest in accordance with its terms on the second and third anniversary of the grant date, contingent upon continued employment.

(4)	Amount represents grants of individual PSUs under our 2014 Plan awarded to Mr. Horvath as part of his new hire package. The grant has two performance periods: (1) the two-year performance period for Fiscal years 2016 and 2017 (“Performance Period 1”), which represents 40% of the target shares and (2) the two-year performance period for Fiscal years 2018 and 2019 (“Performance Period 2”), which represents the remaining 60% of target shares. The Compensation Committee established performance goals based on cumulative EBIT for Performance Period 1 and Performance Period 2. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained in either performance period, to 4% of the shares at threshold performance in Performance Period 1 only, to 100% of the shares at target or above target achievement.

(5)	Amount represents an award of time-based stock options granted under our 2014 Plan which are exercisable at the fair market value on the grant date and vest proportionately over four years.

(6)	Amount represents a grant of time-based RSUs with a three-year vesting period under our 2014 Plan. The RSU award plus the respective dividends will vest in accordance with its terms on the first, second and third anniversary of the grant date, contingent upon continued employment.

(7)	Amount represents an award of time-based stock options granted under our 2014 Plan which are exercisable at the fair market value on the grant date and vest proportionately over three years.

46	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION TABLES AND RELATED INFORMATION

Outstanding Equity Awards at Fiscal 2016 Year-End
		Option Awards					Stock Awards (1)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jay L. Schottenstein	(2)	—	—	—	—	—	76,327	$1,119,715	—	—
	(3)	—	—	—	—	—	—	—	107,553	$1,577,799
	(4)	—	—	—	—	—	—	—	156,955	$2,302,534
	(5)	—	—	—	—	—	67,267	$986,805	—	—
Peter Z. Horvath	(6)	—	—	—	—	—	—	—	209,292	$3,070,314
	(7)	—	853,334	—	$14.66	5/9/23	—	—	—	—
	(8)	—	—	—	—	—	17,790	$260,973	—	—
	(9)	—	—	—	—	—	—	—	41,510	$608,953
Charles F. Kessler	(2)	—	—	—	—	—	38,926	$571,044	—	—
	(3)	—	—	—	—	—	—	—	42,662	$625,851
	(4)	—	—	—	—	—	—	—	38,117	$559,181
	(5)	—	—	—	—	—	16,336	$239,647	—	—
	(10)	—	—	—	—	—	11,290	$165,622	—	—
	(11)	—	—	—	—	—	8,651	$126,905	—	—
	(12)	—	—	—	—	—	—	—	35,851	$525,928
	(13)	—	—	—	—	—	12,189	$178,818	—	—
	(14)	—	—	—	—	—	—	—	75,144	$1,102,362
	(15)	—	—	—	—	—	32,205	$472,450	—	—
	(16)	—	421,280	—	$15.72	5/23/23	—	—	—	—
Jennifer M. Foyle	(2)	—	—	—	—	—	32,058	$470,284	—	—
	(3)	—	—	—	—	—	—	—	42,662	$625,851
	(4)	—	—	—	—	—	—	—	38,117	$559,181
	(5)	—	—	—	—	—	16,336	$239,647	—	—
	(11)	—	—	—	—	—	4,580	$67,194	—	—
	(13)	—	—	—	—	—	12,189	$178,818	—	—
	(14)	—	—	—	—	—	—	—	75,144	$1,102.362
	(15)	—	—	—	—	—	32,205	$472,450	—	—
	(16)	—	421,280	—	$15.72	5/23/23	—	—	—	—
	(17)	9,430	—	—	$11.51	8/2/17	—	—	—	—
	(18)	—	—	—	—	—	49,848	$731,273	—	—
Mary M. Boland	(2)	—	—	—	—	—	38,736	$568,257	—	—
	(3)	—	—	—	—	—	—	—	18,265	$267,941
Scott M. Hurd	(2)	—	—	—	—	—	8,243	$120,924	8,243	$120,924
	(3)	—	—	—	—	—	—	—	12,907	$189,339
	(4)	—	—	—	—	—	—	—	11,531	$169,165
	(5)	—	—	—	—	—	7,688	$112,777	—	—
	(11)	—	—	—	—	—	2,748	$40,313	—	—
	(13)	—	—	—	—	—	5,736	$84,152	—	—
	(19)	—	—	—	—	—	10,755	$157,772	—	—
	(20)	—	—	—	—	—	17,762	$260,568	—	—
Robert L. Madore		—	—	—	—	—	—	—	—	—

(1)	All stock awards include dividend equivalents. The market value was determined by multiplying the closing market price for AEO common stock on January 27, 2017 ($14.67) by the number of shares underlying the award.

2017 Proxy Statement	|	47

COMPENSATION TABLES AND RELATED INFORMATION

(2)	Amount represents a grant on March 5, 2014 of PSUs under our 2005 Amended Plan for which the performance period ended as of Fiscal 2016. The Compensation Committee established performance goals based on two business criteria: (1) fifty percent (50%) is based on EBIT and (2) fifty percent (50%) is based on our ROIC by the end of Fiscal 2016. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained, to 50% of the shares at threshold performance, to 100% of the shares at target performance and 150% of the shares at maximum goal achievement. On March 8, 2017, the Compensation Committee certified a payout of 98% of target.

(3)	Amount represents a grant on March 3, 2015 of PSUs under our 2014 Plan. The Compensation Committee established performance goals based on two business criteria: (1) fifty percent (50%) is based on EBIT and (2) fifty percent (50%) is based on our ROIC by the end of Fiscal 2017. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained, to 50% of the shares at threshold performance, to 100% of the shares at target performance and 150% of the shares at maximum goal achievement.

(4)	Amount represents a grant on March 9, 2016 of PSUs under our 2014 Plan. The Compensation Committee established performance goals based on cumulative EBIT by the end of Fiscal 2018. Vesting of the PSU ranges from 0% of the shares if threshold performance is not attained, to 25% of the shares at threshold performance, to 100% of the shares at target performance and 150% of the shares at maximum goal achievement.

(5)	Amount represents a grant of time-based RSUs on March 9, 2016 under our 2014 Plan with a three-year vesting period. On March 9, 2017, one third of the RSUs plus respective dividends vested. The remaining two thirds of such RSU awards will vest in accordance with its terms on the second and third anniversary of the grant date.

(6)	Amount represents grants of individual PSUs under our 2014 Plan to Mr. Horvath as part of his new hire package. The grant has two performance periods: (1) the two-year performance period for Fiscal years 2016 and 2017 (“Performance Period 1”), which represents 40% of the target shares and (2) the two-year performance period for Fiscal years 2018 and 2019 (“Performance Period 2”), which represents the remaining 60% of target shares. The Compensation Committee established performance goals based on cumulative EBIT for Performance Period 1 and Performance Period 2. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained in either performance period, to 4% of the shares at threshold performance in Performance Period 1 only, to 100% of the shares at target or above target achievement.

(7)	Amount represents an award of time-based stock options granted under our 2014 Plan which are exercisable at the fair market value on the grant date and vest proportionately over four years.

(8)	Amount represents a grant of time-based RSUs on May 9, 2016 under our 2014 Plan with a three-year vesting period. The RSUs plus respective dividends will vest in accordance with its terms on the first, second and third anniversary of the grant date.

(9)	Amount represents a grant on May 9, 2016 of PSUs under our 2014 Plan. The Compensation Committee established performance goals based on cumulative EBIT by the end of Fiscal 2018. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained, to 25% of the shares at threshold performance, to 100% of the shares at target performance and 150% of the shares at maximum goal achievement.

(10)	Amount represents a grant of time-based RSUs on February 3, 2014 under our 2014 Plan with a three-year vesting period. The RSUs plus respective dividends fully vested on February 3, 2017.

(11)	Amount represents a grant of time-based RSUs on March 5, 2014 under our 2014 Plan with a three-year vesting period. The RSUs plus respective dividends fully vested on March 3, 2017.

(12)	Amount represents a grant on March 3, 2015 of individual PSUs to Mr. Kessler under our 2014 Plan. The Compensation Committee established performance goals based on cumulative EBIT by the end of Fiscal 2017.

(13)	Amount represents a grant of shares on March 3, 2015 of time-based RSUs under our 2014 Plan with a three-year vesting period.. On March 3, 2017, the second third of the RSUs plus respective dividends vested. The remaining third of such RSU award will vest in accordance with its terms on the third anniversary of the grant date.

(14)	Amount represents a grant on May 23, 2016 of PSUs under our 2014 Plan. The Compensation Committee established performance goals based on cumulative EBIT by the end of Fiscal 2018. Vesting of the PSUs ranges from 0% of the shares if threshold performance is not attained, to 25% of the shares at threshold performance, to 100% of the shares at target performance and 150% of the shares at maximum goal achievement.

(15)	Amount represents a grant on May 23, 2016 of time-based RSUs under our 2014 Plan with a three-year vesting period. The RSUs plus respective dividends will vest in accordance with its terms on the first, second and third anniversary of the grant date.

(16)	Amount represents an award of time-based stock options granted under our 2014 Plan which are exercisable at the fair market value on the grant date and vest proportionately over three years.

(17)	Amount represents an award of time-based stock options granted under our 2005 Amended Plan which are exercisable at the fair market value on the grant date and vest proportionately over three years.

(18)	Amount represents a grant on May 29, 2014 of time-based RSUs to Ms. Foyle under our 2005 Amended Plan. The RSUs plus respective dividends will vest fully on the third anniversary of the grant date contingent upon continued employment.

(19)	Amount represents a grant of time-based RSUs on March 3, 2015 to Mr. Hurd under our 2014 Plan. The RSUs plus respective dividends will vest fully on the second anniversary of the grant date contingent upon continued employment.

(20)	Amount represents a grant on October 3, 2016 of time-based RSUs to Mr. Hurd under our 2014 Plan with a three-year vesting period. The RSUs plus respective dividends will vest in accordance with its terms on the first, second and third anniversary of the grant date.

48	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION TABLES AND RELATED INFORMATION

Option Exercises and Stock Vested – Fiscal 2016
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay L. Schottenstein	—	—	48,692	$730,380
Charles F. Kessler	—	—	25,277	$373,566
Jennifer M. Foyle	—	—	13,188	$200,585
Mary M. Boland	83,960	$125,940	21,156	$322,935
Scott M. Hurd	—	—	7,889	$120,276

Nonqualified Deferred Compensation

We have a nonqualified deferred compensation program that allows eligible participants to defer a portion of their salary and/or bonus on an annual basis into the plan. Participants can defer up to 90% of their annual salary (with a minimum annual deferral of $2,000) and up to 100% of their annual performance-based bonus into the plan. Distributions from the plan automatically occur upon retirement, termination of employment, disability or death during employment. Participants may also choose to receive a scheduled distribution payment while they are still employed. In 2016, there were no NEO’s participating in the nonqualified deferred compensation plan.

Post-Employment Compensation

Except as described below, the following tables set forth the expected benefit to be received by each of the respective NEOs in the event of his or her termination resulting from various scenarios, assuming a termination date of January 27, 2017, the last business day of the fiscal year, and a closing stock price of $14.67.

For each currently employed NEO, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each NEO, including any stock options vested as of January 28, 2017 (which are set forth in the “Outstanding Equity Awards at Fiscal 2016 Year-End” table). The tables assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims.

In the event of a CIC, if an acquiring entity does not assume or issue substitute awards for outstanding equity awards, the vesting of all outstanding equity awards will be accelerated on the CIC date and performance-based awards will be paid, either based on performance to the CIC date or based on the target level value, depending on the portion of the performance period completed prior to the CIC.

For a description of our change in control benefits and the restrictive covenants and other obligations of the NEOs, please refer to the section above entitled “Compensation Discussion and Analysis – Employment Agreements and Change in Control Payments.”

Jay L. Schottenstein

	Death or Disability	Voluntary Retirement	Termination w/out Cause	Termination for Cause	Change in Control (Double- Trigger)
Cash Payments
Base	—	—	—	—	—
Bonus (1)	$2,362,500	—	$2,362,500	—
RSU Vesting (2)	$291,992	$291,992	$291,992	—	$986,807
PSU Vesting (3)	$4,977,655	$4,977,655	$4,977,655	—	$4,977,655
Total	$7,632,147	$5,269,647	$7,632,147	—	$8,589,462

2017 Proxy Statement	|	49

COMPENSATION TABLES AND RELATED INFORMATION

(1)	In the event of a termination following a death or Disability or termination without Cause, assumes that the Compensation Committee will pay the annual incentive bonus to the extent the performance goals were met.

(2)	Amount reflects a prorated RSU vesting for Death or Disability, Voluntary Retirement or Termination without Cause and a full vesting in the event of a double-trigger CIC.

(3)	Amount assumes that the Compensation Committee vested the 2014 PSUs to the extent that the performance goals are met. Any remaining PSUs outstanding are assumed at target. If the performance goal is not achieved, the PSUs will forfeit.

Robert L. Madore

	Death or Disability	Voluntary Separation	Termination w/out Cause	Termination for Cause	Change in Control (Double- Trigger)
Cash Payments
Base (1)	—	—	$850,000	—	$2,358,750
Bonus (2)	$152,559	—	$152,559	—	$722,500
Health Coverage Benefit (3)	—	—	$19,000	—	$19,000
Total	$152,559	—	$1,021,559	—	$3,100,250

(1)	Amount represents one (1) year of base salary. In the event of a termination following a CIC (i.e., double-trigger), amount represents one and one half times the sum of base salary and annual incentive bonus at Target.

(2)	In the event of a termination following a Death or Disability or Termination Without Cause, amount assumes that the Compensation Committee will pay the annual incentive bonus to the extent the performance goals were met. In the event of termination following a CIC (i.e., double-trigger), amount represents Mr. Madore’s annual incentive bonus at Target.

(3)	The amounts shown in this row represent 12 months of health-care coverage determined on the basis of the Company’s COBRA rates for post-employment continuation coverage. Such rates were determined on the basis of the coverage elections made by the executive officer, assuming such elections were made at the maximum rate.

Charles F. Kessler

	Death or Disability	Voluntary Separation	Termination w/out Cause	Termination for Cause	Change in Control (Double- Trigger)
Cash Payments
Base (1)	—	—	$850,400	—	$2,870,100
Bonus (2)	$947,977	—	$947,977	—	$1,053,308
Stock Option Vesting (3)	—	—	—	—	—
RSU Vesting (4)	$536,101	—	—	—	$1,183,429
PSU Vesting (5)	$3,384,369	$1,430,648	$1,430,648	—	$3,384,369
Health Coverage Benefit (6)	—	—	$19,000	—	$19,000
Total	$4,868,447	$1,430,648	$3,248,025	—	$8,510,206

(1)	Amount represents one (1) year of base salary. In the event of a termination following a CIC (i.e., double-trigger), amount represents one and one half times the sum of base salary and annual incentive bonus at Target.

(2)	In the event of a termination following a Death or Disability or Termination Without Cause, amount assumes that the Compensation Committee will pay the annual incentive bonus to the extent the performance goals were met. In the event of termination following a CIC (i.e., double-trigger), amount represents Mr. Kessler’s annual incentive bonus at Target.

(3)	In the event of a termination following a CIC (i.e., double trigger), the Company is obligated to immediately vest any unvested NSOs; which are currently without value.

(4)	Amount reflects the vesting of the February 3, 2014, March 5, 2014, March 3, 2015, March 9, 2016 and May 23, 2016 RSU awards; prorated based on service in the event of death or disability. In the event of a termination following a CIC (i.e., double-trigger), the Company is obligated to fully vest any outstanding RSUs.

(5)	Amount assumes that the Compensation Committee vested the 2014 PSUs to the extent that the performance goals are met. If the performance goal is not achieved, the PSUs will forfeit. In the event of a voluntary termination or termination without cause, annual awards will be prorated based on service in the performance period and the March 3, 2015 individual PSUs will forfeit. In the event of death, disability or CIC, the amount represents a target vesting for all outstanding PSUs.

(6)	The amounts shown in this row represent 12 months of health-care coverage determined on the basis of the Company’s COBRA rates for post-employment continuation coverage. Such rates were determined on the basis of the coverage elections made by the executive officer, assuming such elections were made at the maximum rate.

50	|	AMERICAN EAGLE OUTFITTERS, INC.

COMPENSATION TABLES AND RELATED INFORMATION

Jennifer M. Foyle

	Death or Disability	Voluntary Separation	Termination w/out Cause	Termination for Cause	Change in Control (Double- Trigger)
Cash Payments
Base (1)	—	—	$775,040	—	$2,615,760
Bonus (2)	$858,932	—	$858,932	—	$954,369
Stock Option Vesting(3)	—	—	—	—	—
RSU Vesting (4)	$970,010	—	—	—	$1,689,359
PSU Vesting (5)	$2,757,681	$1,335,159	$1,335,159	—	$2,757,681
Health Coverage Benefit(6)	—	—	$19,000	—	$19,000
Total	$4,586,623	$1,335,159	$2,988,131	—	$8,036,169

(1)	Amount represents one (1) year of base salary. In the event of a termination following a CIC (i.e., double-trigger), amount represents one and one half times the sum of base salary and annual incentive bonus at Target.

(2)	In the event of a termination following a Death or Disability or Termination Without Cause, amount assumes that the Compensation Committee will pay the annual incentive bonus to the extent the performance goals were met. In the event of termination following a CIC (i.e., double-trigger), amount represents Mr. Foyle’s annual incentive bonus at Target.

(3)	In the event of a termination following a CIC (i.e., double trigger), the Company is obligated to immediately vest any unvested NSOs; which are currently without value.

(4)	Amount reflects the vesting of the March 5, 2014, May 29, 2014, March 3, 2015, March 9, 2016 and May 23, 2016 RSU awards; prorated based on service in the event of death or disability. In the event of a termination following a CIC (i.e., double-trigger), the Company is obligated to fully vest any outstanding RSUs.

(5)	Amount assumes that the Compensation Committee vested the 2014 PSUs to the extent that the performance goals are met. If the performance goal is not achieved, the PSUs will forfeit. In the event of a voluntary termination or termination without cause, annual awards will be prorated based on service in the performance period. In the event of death, disability or CIC the amount represents a target vesting for all outstanding PSUs.

(6)	The amounts shown in this row represent 12 months of health-care coverage determined on the basis of the Company’s COBRA rates for post-employment continuation coverage. Such rates were determined on the basis of the coverage elections made by the executive officer, assuming such elections were made at the maximum rate.

Peter Z. Horvath

	Death or Disability	Voluntary Separation	Termination w/out Cause	Termination for Cause	Change in Control (Double- Trigger)
Cash Payments
Base (1)	—	—	$850,000	—	$2,741,250
Bonus (2)	$879,750	—	$879,750	—	$977,500
Stock Option Vesting (3)	—	—	—	—	$8,533
RSU Vesting (4)	$62,685	—	—	—	$260,979
PSU Vesting (5)	$3,679,265	—	—	—	$3,679,265
Health Coverage Benefit(6)	—	—	$19,000	—	$19,000
Total	$4,621,700	—	$1,748,750	—	$7,686,527

(1)	Amount represents one (1) year of base salary. In the event of a termination following a CIC (i.e., double-trigger), amount represents one and one half times the sum of base salary and annual incentive bonus at Target.

(2)	In the event of a termination following a Death or Disability or Termination Without Cause, amount assumes that the Compensation Committee will pay the annual incentive bonus to the extent the performance goals were met. In the event of termination following a CIC (i.e., double-trigger), amount represents Mr. Horvath’s annual incentive bonus at Target.

(3)	In the event of a termination following a CIC (i.e., double trigger), the Company is obligated to immediately vest any unvested NSOs.

(4)	Amount reflects the vesting of the May 9, 2016 RSU award; prorated based on service in the event of death or disability. In the event of a termination following a CIC (i.e., double-trigger), the Company is obligated to fully vest any outstanding RSUs.

(5)	In the event of death, disability or CIC the amount represents a target vesting for all outstanding PSUs.

(6)	The amounts shown in this row represent 12 months of health-care coverage determined on the basis of the Company’s COBRA rates for post-employment continuation coverage. Such rates were determined on the basis of the coverage elections made by the executive officer, assuming such elections were made at the maximum rate.

2017 Proxy Statement	|	51

COMPENSATION TABLES AND RELATED INFORMATION

Scott M. Hurd

	Death or Disability	Voluntary Separation	Termination w/out Cause	Termination for Cause	Change in Control (Double- Trigger)
Cash Payments
Base (1)	—	—	$500,000	—	$1,125,000
Bonus (2)	$211,963	—	$211,963	—	$235,514
RSU Vesting (3)	$285,683	—	—	—	$655,602
PSU Vesting (4)	$479,430	$285,017	$285,017	—	$479,430
Health Coverage Benefit(6)	—	—	$19,000	—	$19,000
Total	$977,076	$285,017	$1,015,980	—	$2,514,546

(1)	Amount represents one (1) year of base salary. In the event of a termination following a CIC (i.e., double-trigger), amount represents one and one half times the sum of base salary and annual incentive bonus at Target.

(2)	In the event of a termination following a Death or Disability or Termination Without Cause, amount assumes that the Compensation Committee will pay the annual incentive bonus to the extent the performance goals were met. In the event of termination following a CIC (i.e., double-trigger), amount represents Mr. Hurd’s annual incentive bonus at Target.

(3)	Amount reflects the vesting of the March 5, 2014, March 3, 2015, March 9, 2016 and October 3, 2016 RSU awards; prorated based on service in the event of death or disability. In the event of a termination following a CIC (i.e., double-trigger), the Company is obligated to fully vest any outstanding RSUs.

(4)	Amount assumes that the Compensation Committee vested the 2014 PSUs to the extent that the performance goals are met. If the performance goal is not achieved, the PSUs will forfeit. In the event of a voluntary termination or termination without cause, annual awards will be prorated based on service in the performance period. In the event of death, disability or CIC the amount represents a target vesting for all outstanding PSUs.

(5)	The amounts shown in this row represent 12 months of health-care coverage determined on the basis of the Company’s COBRA rates for post-employment continuation coverage. Such rates were determined on the basis of the coverage elections made by the executive officer, assuming such elections were made at the maximum rate.

Mary M. Boland

Ms. Boland retired from the Company as the Executive Vice President, Chief Financial and Administrative Officer effective April 1, 2016. She was paid her salary through April 1, 2016. Consistent with the terms of her Non-Competition Agreement, Ms. Boland is entitled to pro-rated eligibility for PSUs subject to performance conditions and the usual vesting schedule, conditioned upon her adherence to the non-competition and non-solicitation provisions in the agreement, which values are included in the “Outstanding Equity Awards at Fiscal 2016 Year-End” table. All other unvested equity forfeited upon her separation date.

52	|	AMERICAN EAGLE OUTFITTERS, INC.

PROPOSAL FIVE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act provide stockholders with the opportunity to indicate how frequently the Company should hold future advisory votes on the compensation of our named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes on the compensation of our named executive officers every year, every two years, every three years or abstain from voting on this proposal. The Board recommends that stockholders approve a continued annual advisory vote on executive compensation.

The stockholder vote on the frequency for the advisory vote on the overall compensation of our named executive officers is advisory, and therefore non-binding. The Company currently expects to hold this vote in accordance with the option of one, two or three years that receives the highest number of votes cast by stockholders. However, the Board of Directors may decide in the future that it is in the Company’s best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently, as applicable, than the option approved by our stockholders.

The Board of Directors recommends that the stockholders vote for a frequency of once every “ONE” year.

2017 Proxy Statement	|	53

OWNERSHIP OF OUR SHARES

The following table shows, as of March 15, 2017, unless otherwise noted, certain information with regard to the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each named executive officer listed in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
	Common Stock(1)	Right to Acquire(2)	Total	Percent(3)
5% Beneficial Owners
The Vanguard Group(4)	18,618,252	—	18,618,252	10.23%
BlackRock, Inc.(5)	17,390,552	—	17,390,552	9.6%
Jay L. Schottenstein(6)	9,502,018	—	9,502,018	5.3%
Directors and Executive Officers(7)
Mary M. Boland(8)	39,142	83,962	123,104	*
Jennifer M. Foyle	13,995	9,430	23,425	*
Peter Z. Horvath	—	219,263	219,263	*
Scott M. Hurd	31,538	—	31,538	*
Michael G. Jesselson	397,864	2,472	400,336	*
Charles F. Kessler	47,176	—	47,176	*
Thomas R. Ketteler	34,014	21,314	55,328	*
Robert L. Madore	—	—	—	*
Cary D. McMillan	16,993	82,046	99,039	*
Janice E. Page	72,377	2,900	75,277	*
David M. Sable	20,575	16,924	37,499	*
Noel J. Spiegel	20,000	56,436	76,436	*
All directors and current executive officers as a group (13 in group)	10,286,846	410,785	10,697,631	5.9%
*	Represents less than 1% of our shares of common stock.

(1)	Unless otherwise indicated, each of the stockholders has sole voting power and power to sell with respect to the shares of common stock beneficially owned.

(2)	Includes (a) shares for options exercisable within 60 days of March 15, 2017 and (b) total deferred share units as well as the respective dividend equivalents.

(3)	Percent is based upon the 180,199,693. shares outstanding at March 15, 2017 and the shares which such director or executive officer has the right to acquire upon options exercisable within 60 days of March 15, 2017, share units and dividend equivalents, if applicable.

(4)	In a Schedule 13G/A filed with the SEC on February 9, 2017, The Vanguard Group reported beneficial ownership of an aggregate amount of 18,618,252 shares. The Vanguard Group has sole voting power with respect to 321,487 shares, shared voting power with respect to 19,022 shares, sole dispositive power with respect to 18,287,503 shares, and shared dispositive power with respect to 330,749 shares. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(5)	In a Schedule 13G/A filed with the SEC on January 19, 2017, BlackRock, Inc. reported beneficial ownership and sole dispositive power of an aggregate amount of 17,390,552 shares. BlackRock, Inc. has sole voting power with respect to 16,963,204 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 17,390,552 shares, and shared dispositive power with respect to 0 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(6)

For Mr. Schottenstein, the 9,502.018 shares disclosed in the table above consist of the following for which he has voting power: (1) sole power to vote and dispose as trustee of a trust that owns 6,300 shares and a revocable trust that owns 1,068,971 shares; (2) shared power to vote and dispose of a trust that owns 245,406 shares; (3) 3,698,817 shares held by SEI, Inc. Mr. Schottenstein serves as Chairman of SEI, Inc. and has or shares voting power for 60.6% of SEI, Inc.; (4) 3,250,698 shares held by Schottenstein SEI, LLC. Mr. Schottenstein has or shares the voting power for 60.6% of Schottenstein SEI, LLC and serves as Chairman of SEI, Inc., its sole member; and (5) sole power to vote 1,231,826 shares held by family members pursuant to the terms of a voting agreement that are included under his name in the table. Excluded from the table are an aggregate of 6,019,499 shares held by various family trusts and a limited liability company of which Mr. Schottenstein’s wife, Jean

54	|	AMERICAN EAGLE OUTFITTERS, INC.

OWNERSHIP OF OUR SHARES

R. Schottenstein, has or shares voting power and of which Mr. Schottenstein is not deemed the beneficial owner. Together, Mr. and Mrs. Schottenstein are deemed the beneficial owners of 15,521,517 shares or 8.6% of the Company’s common stock as of March 15, 2017.

(7)	The address of each director and executive officer shown in the table above is c/o American Eagle Outfitters, Inc., 77 Hot Metal Street, Pittsburgh, PA 15203. Executive officers and directors are subject to stock ownership requirements. Please see the “Stock Ownership Requirements” section for a discussion of executive officer and director stock ownership requirements.

(8)	Ms. Boland, former Executive Vice President, Chief Financial and Administrative Officer, retired effective April 1, 2016. Shares of common stock were calculated based on the Company’s stock records as of April 1, 2016. No further ownership information was available to the Company after Ms. Boland ceased being a Section 16 reporting person.

Stock Ownership Requirements

Board of Directors

Our Board of Directors has determined that each director should own common stock of the Company and has established the following ownership guidelines. Within three years of joining the Board, each director must hold stock of the Company worth at least five times the current annual cash base retainer amount of $65,000, or $325,000. The following forms of equity interests in the Company count towards the stock ownership requirement: shares purchased on the open market; shares obtained through stock option exercise; shares held as deferred stock units; shares held in benefit plans; shares held in trust for the economic benefit of the director or spouse or dependent children of the director; and shares owned jointly or separately by the spouse or dependent children of the director. Stock options do not count towards the stock ownership requirement.

Management

We have adopted share ownership requirements to establish commonality of interest between management and stockholders, as well as to encourage executives to think and act like owners. By encouraging executives to accumulate and hold a minimum level of ownership, our compensation program ensures that pay remains at risk not only with regard to outstanding awards but also with regard to appreciation of vested awards. We instituted a requirement for certain senior executives and have made a few changes to the program in Fiscal 2016. Eligible executives are required to own the equivalent value of a multiple of their salary; in Fiscal 2016 this multiple was increased to six times for Mr. Schottenstein and three times for the remainder of the NEOs. This requirement can be met through various forms of equity, including personal holdings, Employee Stock Purchase Plan shares, and 60% of the unvested time-based restricted stock unit value.

Executives not meeting their requirement must retain 50% of their after-tax shares acquired through stock sales until the requirement is reached. The CEO considers compliance with the ownership requirements when recommending annual long term incentive awards for the executives, including the NEOs, to the Compensation Committee. If an executive does not hold half of after-tax gains in our stock, he or she jeopardizes eligibility for future stock grants or awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors or persons who are beneficial owners of more than ten percent of our common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a)

forms filed by them. Based on our review of the copies of the Section 16(a) forms received by us, we believe that during Fiscal 2016, with the exception of Mr. Rempell inadvertently filing one late Form 4 reporting two transactions, all reporting persons complied with the applicable filing requirements.

2017 Proxy Statement	|	55

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders to be held on May 23, 2017, at 11:00 a.m., local time, at Langham Place,

New York, located at 400 Fifth Avenue, New York, New York and at any adjournments or postponements thereof. It is being made available to the stockholders on or about April 12, 2017.

Who is entitled to vote?

Stockholders of record at the close of business on March 29, 2017, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of the record date, there were

176,954,654 shares of common stock, par value $0.01 per share, outstanding and entitled to vote. Each share that you own entitles you to one vote.

How does the Board recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the nominee for Class I director listed in this Proxy Statement;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018;

•	FOR the approval of the 2017 Stock Award and Incentive Plan;

•	FOR the approval of the compensation of our named executive officers; and

•	FOR a frequency of every ONE year.

Why did I receive a Notice of Internet Availability of Proxy Materials?

In order to both save money and protect the environment, we have elected to provide access to our proxy materials and Fiscal 2016 Annual Report on Form 10-K (“Annual Report”) on the Internet, instead of mailing the full set of printed proxy materials, in accordance with the rules of the SEC for the electronic distribution of proxy materials. On or about April 12, 2017, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to gain access to our Proxy Statement and Annual Report and how to vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it. Instead, the Notice instructs you on how to obtain and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

How do I vote my shares?

If your shares are registered directly in your name (i.e., you are a “registered stockholder”), you received a Notice. You should follow the instructions on the Notice in order to ensure that your vote is counted. Alternatively, you may attend and vote in person at the Annual Meeting.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (i.e., your shares are held in “street name”), you should receive either a Notice or a voting instruction form along with a Proxy Statement. You should follow the instructions on the Notice or the voting instruction form in order to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or agent that holds your shares to present at the meeting.

Can I change or revoke my proxy?

Yes. If you are a registered stockholder, you may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Company (Attention: Jennifer B. Stoecklein, Corporate Secretary). Such written notice should be received by the Company prior to the Annual Meeting. You may also change or revoke your proxy by submitting a properly executed proxy bearing a later date or by attending the meeting and voting in person.

56	|	AMERICAN EAGLE OUTFITTERS, INC.

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

If your shares are held in street name, you may revoke your proxy by submitting new voting instructions to your broker or,

if you have obtained a legal proxy from your broker, by attending the Annual Meeting and voting in person.

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum will be present if a majority of the outstanding shares of the Company’s common stock, as of the close of business on the record date, are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 176,954,654 shares of common stock outstanding and entitled to vote. Therefore, 88,477,328 shares will be required to be represented by stockholders present at the meeting or by proxy in order to establish a quorum.

Abstentions and broker non-votes will count as present in determining whether there is a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which include the ratification of the appointment of an independent registered public accounting firm, but not on “non-routine” matters, such as the election of directors, the approval of the Company’s 2017 Stock Award and Incentive Plan, the advisory vote on the compensation of our named executive officers or the advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers. Therefore, if you do not instruct your broker how to vote on Proposals 1, 3, 4 and 5, your shares will not be counted for those proposals. Therefore, we urge you to give voting instructions to your broker on all voting items.

What vote is required to approve each proposal?

The Company is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders. The following discussion outlines the voting requirements applicable to each proposal being submitted for stockholder approval at the Annual Meeting, as well as the impact of abstentions and broker non-votes. Once a quorum is established:

Item 1. Directors will be elected by a majority of the votes cast in respect to that director’s election.

Item 2. Appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified by the affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy.

Item 3. The NYSE has imposed a minimum standard of majority of votes cast with respect to approval of the Company’s 2017 Stock Award and Incentive Plan.

Item 4. The advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy.

Item 5. The advisory vote on the frequency of future advisory votes on executive compensation will be determined based on the frequency option that receives the most affirmative votes of all of the votes cast, because it is possible that no single option will receive a majority of the votes present.

For any other item that is properly submitted to stockholders for approval at the Annual Meeting, an affirmative vote of a majority of the shares of common stock voting on the matter is required for approval.

For purposes of determining the number of shares of common stock voting on a matter (other than for Items 1 and 5), abstentions are counted and will have the effect of a negative vote.

Who bears the costs of this solicitation?

The Company bears the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may solicit proxies by mail, telephone or personal interview. To solicit proxies, we request the assistance of banks, brokerage houses and other custodians, and, upon request, reimburse such organizations for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

2017 Proxy Statement	|	57

SUBMISSION OF NOMINATIONS AND PROPOSALS FOR THE 2018 ANNUAL MEETING

Can I nominate someone for election to the Board of Directors?

Yes, for election at the 2018 Annual Meeting. You may do so by delivering to the Corporate Secretary, no earlier than February 22, 2018 and no later than March 24, 2018, a notice stating: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Company that are beneficially owned by each nominee and the nominating stockholder; and (v) the other information specified in Article Tenth (b) of our Certificate of Incorporation. Our Certificate of Incorporation is available on our Investor website at investors.ae.com.

Additionally, you may recommend a nominee for consideration by our Nominating Committee. Recommendations should be submitted to our Nominating Committee in accordance with the procedures described below.

In order for stockholder recommendations regarding possible candidates for director to be considered by the Nominating Committee:

•	Such recommendations must be submitted to the Nominating Committee in care of: Corporate Secretary, American Eagle Outfitters, Inc., 77 Hot Metal Street, Pittsburgh, PA 15203;

•	To be timely, a stockholder’s notice generally must be delivered not earlier than the close of business on the 90th day, and not later than the close of business on the 60th day, prior to the first anniversary of the preceding year’s annual meeting (i.e., with respect to the 2018 Annual Meeting, no earlier than February 22, 2018 and no later than March 24, 2018).

•	The nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Exchange Act of 1934; and

•	The stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

May I submit a stockholder proposal for next year’s Annual Meeting?

Yes. Stockholder proposals to be included in the proxy statement for the 2018 Annual Meeting of Stockholders must be received by the Company (addressed to the attention of the Corporate Secretary) by December 13, 2017. We may omit from the proxy statement and form of proxy any proposals that are not received by the Corporate Secretary by December 13, 2017. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act for presentation at our 2018 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act if notice thereof is received before February 22, 2018 or after March 24, 2018. To be submitted at the meeting, any such proposal must be a proper subject for stockholder action under the laws of the State of Delaware, and must otherwise conform to applicable requirements of the proxy rules of the SEC.

58	|	AMERICAN EAGLE OUTFITTERS, INC.

OTHER MATTERS

The only business which the management intends to present at the meeting consists of the matters set forth in this statement. The management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

HOUSEHOLDING

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to deliver, in certain cases, only one Notice, Annual Report or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Notice, Annual Report, Proxy Statement or other proxy materials sent to you, please submit your request directed to our Corporate

Secretary, at 77 Hot Metal Street, Pittsburgh, Pennsylvania 15203, (412) 432-3300. If you hold your stock in street name, you may revoke your consent to householding at any time by notifying your broker.

If you are currently a stockholder sharing an address with another of our stockholders and wish to have your future proxy statements and annual reports householded, please contact our Corporate Secretary at the above address or telephone number.

ADDITIONAL INFORMATION

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Fiscal 2016 Form 10-K as filed with the SEC, including the financial statements and schedules thereto. In addition, such report is available, free of charge, under “Financials & Filings

– SEC Filings” on our investors website at investors.ae.com. A request for a copy of such report should be directed to Judy Meehan, our Vice President of Investor Relations, at 77 Hot Metal Street, Pittsburgh, Pennsylvania 15203, (412) 432-3300.

2017 Proxy Statement	|	59

Appendix A

AMERICAN EAGLE OUTFITTERS, INC.

2017 STOCK AWARD AND INCENTIVE PLAN

2017 Proxy Statement	|	A-1

AMERICAN EAGLE OUTFITTERS, INC.

2017 STOCK AWARD AND INCENTIVE PLAN

1. Purpose. The purpose of this 2017 Stock Award and Incentive Plan (the “Plan”) is to aid American Eagle Outfitters, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, consultants, and non-employee directors of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Annual Limit” means the maximum aggregate number of Shares or the maximum aggregate amount of any Award not denominated in Shares, as applicable and as set forth in Section 5(b).

(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(d) “Beneficiary” means the personal representative, executor or administrator of the Participant’s estate, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(e) “Board” means the Company’s Board of Directors.

(f) “Bonus Stock” means an Award of Stock granted as a bonus under Section 6(f).

(g) “Cause” shall have the meaning defined in an Award document or, except as provided in an Award document, as defined in any employment agreement or severance agreement, plan or policy with respect to the Participant and the Company or a subsidiary or affiliate of the Company then in effect or, if not defined in an Award document and no such agreement, plan or policy is then in effect, “Cause” shall mean (i) the Participant’s willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure; (ii) any willful act or omission by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates; (iii) an act that constitutes misconduct resulting in a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement within the meaning of Section 304 of The Sarbanes-Oxley Act of 2002; or (iv) a plea of guilty or no contest or a felony conviction in a court of law under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary or affiliate of the Company conducts business which materially impairs the value of the Participant’s Service to the Company or any of its subsidiaries or affiliates; provided, however, that for purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests, and no act or failure to act shall be deemed “willful” if it results from any incapacity of the Participant due to physical or mental illness.

(h) “Change in Control” and related terms have the meanings specified in Section 9.

(i) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(j) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to the listing requirements of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted (the “Listing Requirements”), and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under the Listing Requirements, in which case as used in this Plan the term “Committee” shall refer to the Board.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

A-2	|	AMERICAN EAGLE OUTFITTERS, INC.

(l) “Disability” means, except as otherwise defined in an Award document, that the Participant is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months receiving income replacement benefits for a period of not less than 3 months under an accident or health plan of the Company.

(m) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents shall not be permitted on Options and SARs. An adjustment referenced in Section 11(c) shall not be considered a “Dividend Equivalent.”

(n) “Effective Date” means the effective date specified in Section 11(p).

(o) “Eligible Person” has the meaning specified in Section 5.

(p) “Employee” means any person treated as an employee (including an officer of the Company or member of the Board who also is treated as an employee) in the records of the Company or any subsidiary or affiliate of the Company, and with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Code Section 422; provided, however, that neither Service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant, or such other person not on the payroll of the Company or any subsidiary or affiliate of the Company. The Company will determine in good faith and in its sole discretion whether a person has become or ceased to be an Employee, and the effective dates of such person’s employment and termination of employment.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(r) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported; provided however, that Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements so as to exempt them from Code Section 409A.

(s) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(t) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(u) “Option” means a right, granted under this Plan, to purchase Stock.

(v) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(w) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(x) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(y) “Preexisting Plans” means each of the following Company plans: the 2005 Stock Award and Incentive Plan, as amended, and the 2014 Stock Award and Incentive Plan, as amended.

(z) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified restricted period.

(bb) “Retirement” means, in the case of an Employee, a termination of Service (other than by death, Disability or for Cause) at or after his or her having achieved a combination of years of age and years of employment by the Company or any affiliate

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which equal or exceed 70 years, or such other combination of age and years of Service as may be fixed from time to time by the Committee. With respect to a non-employee director, “Retirement” means termination of Service on the Board with the consent of the remaining Directors. Consultants are not eligible for Retirement under the Plan.

(cc) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd) “Service” means a Participant’s work with the Company or a subsidiary or an affiliate of the Company, either as an Employee or consultant or as a non-Employee director. For purposes of determining when payment of a 409A Award should be made, a Participant will be considered to have terminated or separated from Service in accordance with Code Section 409A and the guidance promulgated thereunder.

(ee) “Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(ff) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral or restricted period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board may perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder, provided that any such subcommittee intended to qualify Awards under Code Section 162(m) shall be made up solely of two or more outside directors within the meaning of Treasury Reg. 1.162-27(e)(3). The Committee may delegate to officers or managers of the Company or any subsidiary, affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law. As such, the aforementioned delegation does not permit officers or managers of the Company to make, cancel or suspend Awards to Covered Employees or to members of the Board.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or Employee of the Company or a subsidiary or affiliate of the Company, the Company’s independent registered public accounting firm, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or Employee of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Subject to adjustment as provided in Section 11(c), a total of 11,200,000 shares of Stock shall be authorized for grant under the Plan less one share of Stock for every one share of Stock that was subject to an award granted after January 28, 2017 under the Preexisting Plans. Any shares that are subject to Awards shall be counted against this limit as one share for every one share granted. After the Effective Date no awards may be granted under any Preexisting Plan.

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(b) If (i) any shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or shares subject to an Award are tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award other than an Option or a Stock Appreciation Right or (ii) after January 28, 2017, any shares subject to an award under the Preexisting Plans are forfeited, or an award under the Preexisting Plans expires or is settled for cash (in whole or in part) or shares subject to an award under the Preexisting Plans are tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award other than an option or a stock appreciation right, the shares subject to such Award or award under the Preexisting Plans shall, to the extent of such forfeiture, expiration, cash settlement, or tendering or withholding for taxes, again be available for Awards under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or after January 28, 2017 an option granted under the Preexisting Plans, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right or after January 28, 2017 an option or a stock appreciation right granted under the Preexisting Plans, or (iii) shares subject to a Stock Appreciation Right or after January 28, 2017 a stock appreciation right granted under the Preexisting Plans that are not issued in connection with its stock settlement on exercise thereof and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or after January 28, 2017 options granted under the Preexisting Plans.

(c) Substitute Awards as provided in Section 8(a) shall not reduce the shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 5(b), nor shall shares subject to a substitute award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any subsidiary or affiliate of the Company or with which the Company or any subsidiary or affiliate of the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, consultants, or directors preexisting to such acquisition or combination.

(d) The total number of shares with respect to which ISOs may be granted shall not exceed five million shares.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an Employee of the Company or any subsidiary or affiliate of the Company, a consultant who provides significant services to the Company or any subsidiary or affiliate of the Company, a non-employee director of the Company or a subsidiary or affiliate of the Company, and any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An Employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards as provided in Section 8(a) granted in assumption of or in substitution for such outstanding awards previously granted under such other plans in connection with such acquisition or combination transaction.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) up to his or her Annual Limit. Subject to adjustments as provided in herein, the following Annual Limits shall apply to grants of such Awards under the Plan:

(i)	Options and SARs: The maximum aggregate number of shares which may be subject to (i) one or more Awards of Options, (ii) one more Awards of Stock Appreciation Rights, or (iii) any combination of Awards of Options and Stock Appreciation Rights shall be 3,000,000 shares, except that such Annual Limit shall be multiplied by 2 for such Awards of Options and Stock Appreciation Rights granted to a Participant during the first calendar year in which the Participant commences employment with the Company or a subsidiary or affiliate of the Company.

(ii)

Restricted Stock, Restricted Stock Units, Bonus Stock and Awards in Lieu of Obligations, Other Stock-Based Awards, and Performance Awards Denominated in Stock: The maximum aggregate number of shares which may be subject to

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(i) one or more Awards of Restricted Stock, (ii) one or more Awards of Restricted Stock Units, (iii) one or more Awards of Bonus Stock and Awards in lieu of obligations, (iv) Other Stock-Based Awards, (v) Performance Awards settled in shares, and (vi) any combination thereof, shall be 1,500,000 shares, except that such Annual Limit shall be multiplied by 2 for such Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company or a subsidiary or affiliate of the Company.

(iii)	Cash-Based Awards: The maximum aggregate amount of any Award not valued in shares, including any cash-based Award or Annual Incentive Award not valued in shares, under this Plan shall be (i) $7,000,000 for each calendar year under an Annual Incentive Award and (ii) $10,000,000 for each calendar year under any and all Performance Awards granted to a Participant that have a vesting or performance period of greater than one year, except that such Annual Limit shall be multiplied by 2 for such Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company or a subsidiary or affiliate of the Company.

(c) Limit on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year in respect of such director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

6. Specific Terms Of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company combines may be granted with an exercise price per share of Stock other than as required above, provided that such substitute award is granted in a manner consistent with Code Section 409A or, in the case of Incentive Stock Options, Code Section 422.

(ii)

Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify). Notwithstanding the foregoing, the Committee may provide that if on the last day of the Option term, the Fair Market Value of a share of Common Stock exceeds the exercise price by a specified amount, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares for which the Option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an ISO) (i) the exercise of the Option is prohibited by applicable law or (ii) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy

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or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. As such, ISOs may be granted only to Employees. ISOs may not be granted to any Employee that would permit the aggregate Fair Market Value (determined on the date of grant) of the Stock with respect to which ISOs are exercisable for the first time by such Employee during any calendar year to exceed $100,000. Any excess shall be deemed to be a non-statutory Option. if Stock acquired upon exercise of an ISO is disposed of by an Employee before the expiration of either two (2) years from the date of grant of such ISO or one year from the transfer of Stock to such Employee pursuant to the exercise of such ISO, or in any other disqualifying disposition within the meaning of Code Section 422, such Employee shall notify the Committee in writing of the date and terms of such disposition and shall cooperate with the Committee with respect to any tax withholding required or resulting from such disqualifying dispositions.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the grant date of such SAR; provided, however, that the grant price of an SAR that is granted subsequent to the related Option may be less than Fair Market Value on the grant date if it is equal to the exercise price of the related Option so long as such subsequently granted SAR does not cause a Non-409A Award to become subject to Code Section 409A or cause a 409A Award to violate Code Section 409A. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company combines may be granted with a grant price per share of Stock other than as required above, provided that such substitute award is granted in a manner consistent with Code Section 409A.

(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company. Notwithstanding the foregoing, the Committee may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of shares (or cash) required for withholding taxes. Notwithstanding the foregoing, in the event that on the last business day of the term of an SAR (i) the exercise of the SAR is prohibited by applicable law or (ii) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the SAR shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future Service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon.

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(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. Unless otherwise specified by the Committee, issuance of Stock will occur upon expiration of the restricted period specified for an Award of RSUs by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the restricted period or at earlier specified times (including based on achievement of performance goals and/or future Service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. RSUs may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of Service during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the RSU), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate of the Company to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant in connection with the grant of an Award (other than Options or SARs).

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units of the Company. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

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7. Performance Awards, Including Annual Incentive Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m). Dividend Equivalents distributed in connection with Performance Awards shall be subject to restrictions and a risk of forfeiture to the same extent as the underlying Award with respect to which such Stock or other property has been distributed.

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria shall be used by the Committee in establishing performance goals for such Performance Awards:

(a) Earnings or profitability measures (which include (i) net income, (ii) operating income, (iii) income (loss) per common share from continuing operations, either basic or fully diluted; (iv) net income (loss) per common share, either basic or fully diluted; (v) earnings before interest, taxes, depreciation, and amortization; (vi) earnings before interest and taxes, (vii) any pre-established derivative of revenue (gross, operating, or net), (viii) pre-tax operating income, (ix) inventory turnover or inventory shrinkage, (x) sales growth and volumes, (xi) percentage increase in total net revenue or comparable store sales, and (xii) economic profit or value created);

(b) Expense and efficiency measures (which include (i) gross margins, cost of goods sold, mark-ups or mark-downs; (ii) operating margins, (iii) selling, general and administrative (S,G&A) expense; and (iv) other pre-established operating expenses);

(c) Return measures (which include (i) total stockholder return, (ii) stock price, (iii) return on assets, (iv) return on investment, (v) return on capital, and (vi) return on equity);

(e) Cash flow measures (which include (i) cash flow, (ii) free cash flow, (iii) cash flow return on investment, and (iv) net cash provided by operations);

(f) Achievement of balance sheet, income statement, or cash-flow statement objectives;

(g) Strategic or operational business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic expansion or new concept development goals; cost targets; customer satisfaction; employee satisfaction; human resources goals, including staffing, training and development and succession planning; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures;

(h) Any of items (a) through (g) above with respect to any subsidiary, affiliate, business unit or business group of the Company whether or not such information is included in the Company’s annual report to stockholders, proxy statement or notice of annual meeting of stockholders;

(i) Any of items (a) through (h) above with respect to a performance period whether or not such information is included in the Company’s annual report to stockholders, proxy statement or notice of annual meetings of stockholders;

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(j) Any of items (a) through (h) above excluding any expense for performance based cash or equity compensation, including without limitation, amounts payable under this Plan or the Preexisting Plans or any similar plan; and

With respect to per share items above, other terminology may be used for “income (loss) per common share” (such as “basic earnings per share,” “earnings per common share,” “diluted earnings per share,” or “earnings per common share-assuming dilution”) as contemplated by Statement of Financial Accounting Standards No. 128.

Notwithstanding the foregoing, with respect to Covered Employees, the business criteria described above must be approved by the shareholders of the Company prior to the payment of any Award. Applicable business criteria may be different for different Participants, as determined in the discretion of the Committee.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The Committee shall specify how any performance objectives shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, including with respect to the positive or negative effects of extraordinary, unusual, infrequently occurring or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction and any integration or transaction costs related to any such transactions; or any other adjustments as may be approved by the Committee in writing in the first ninety days of the performance period; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code Section 162(m). The Committee may not use any discretion to modify award results except as permitted under Code Section 162(m).

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In all cases, however, the portion of the Performance Award pool potentially payable to each Covered Employee shall be pre-established by the Committee, subject to the limitation set forth in Section 5.

(v)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

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(i)	Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)	Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable To Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary of affiliate of the Company combines, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company; provided, however, that (i) a 409A Award may not be granted in tandem with a Non-409A Award and (ii) such Awards are subject to the prohibitions in the second and third sentences of Section 11(e) with respect to Options and SARs. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and (l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 11(k) and (l) and so long as such an acceleration does not cause a Non-409A Award to become subject to Code Section 409A. Subject to Section 11(k), installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee and consistent with the requirements of Code Section 409A. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

(d) Limitation on Vesting of Certain Awards. Subject to Section 10, Restricted Stock and RSUs will vest over a minimum period of three years except in the event of a Participant’s death, disability, or Retirement, or in the event of a Change in Control or

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other special circumstances as determined by the Committee, or Awards made in the event of a new hire or promotion, to a non-employee director, made in assumption or substitution for Awards of an acquired company, or made in payment of earned incentive compensation. The foregoing notwithstanding, Restricted Stock and RSUs as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability, or Retirement, or in the event of a Change in Control or other special circumstances as determined by the Committee, or Awards made in the event of a new hire or promotion, made to a non-employee director, made in assumption or substitution for Awards of an acquired company, or made in payment of earned incentive compensation. For purposes of this Section 8(d), (i) a performance period that precedes the grant of the Restricted Stock or RSUs will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued Service, and (ii) vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

(e) Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights.

9. Change in Control.

(a) Effect of “Change in Control.” In the event that there occurs a Change in Control of the Company, if the Company and any successor entity assumes outstanding Awards or issues substitute awards as provided in Section 6(b)(i) and if the Participant’s employment with the Company and its subsidiaries and affiliates terminates in an event constituting a “Qualifying Termination” (as defined in Section 9(e)) during the eighteen-month period (or such longer or shorter period as may be determined by the Committee) following the Change in Control, the following provisions shall apply to the Participant’s Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award document or in another written agreement, plan or policy with respect to a Participant (in language specifically negating the effect of this Section 9(a)):

(i)	In the case of an Award other than a performance based Award (i.e., a Performance Award or Restricted Stock, RSUs, or Other Stock-Based Awards that vest based on the achievement of performance conditions), all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the time of the Participant’s Qualifying Termination, and all deferral of settlement and similar restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the time of such Qualifying Termination without regard to deferral or restrictive conditions, subject to Section 11(k) (including any applicable six-month delay in distribution) and subject to applicable restrictions set forth in Section 11(a).

(ii)	In the case of a performance based Award, (i) if 50% or more of the performance period has been completed as of the date of the Change in Control, then the value of such Award will be converted into Restricted Stock based on performance to the Change in Control date (if reasonably determinable) and will vest at the end of the Performance Period, subject to the provisions set forth in Section 9(a)(i) in the event of a Qualifying Termination; or (ii) if (x) less than 50% of the performance period has been completed as of the date of the Change in Control or (y) performance is not reasonably determinable as of the date of the Change in Control, then the value of such Award will be converted into Restricted Stock based on the Performance Award’s target level value and will vest at the end of the Performance Period, subject to the provisions set forth in Section 9(a)(i) in the event of a Qualifying Termination.

(iii)	Awards subject to accelerated vesting and/or settlement under this Section 9(a) may be settled in cash, if and to the extent authorized by the Committee.

The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof following the Change in Control in a legally binding agreement with the Participant.

(b) Non-Performance Based Awards – Not Assumed. In the event of a Change in Control, if the Company and any successor entity do not assume outstanding Awards or issue substitute awards as provided in Section 8(a), then the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(a), unless otherwise provided by the Committee in the Award document or in another written agreement, plan or policy with respect to a Participant (in language specifically negating the effect of this Section 9(b)):

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(i)	In the case of Non-409A Awards, to the extent permitted without causing the Award to become subject to Code Section 409A:

(A)	all forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to vesting or other conditions, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a); and

(B)	any Award carrying a right to exercise that was not previously exercisable and/or vested shall become fully exercisable and/or vested as of the time of the Change in Control and shall remain exercisable and/or vested for the balance of the stated term of such Award without regard to any termination of Service by the Participant other than a termination for Cause, subject only to applicable restrictions set forth in Section 11(a); provided however, that any Option or SAR whose exercise price is greater than the current fair market value of the underlying Shares may be cancelled without payment of any consideration; and

(C)	the Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(ii)	In the case of 409A Awards, if and to the extent permitted under Code Section 409A (for this purpose, if Code Section 409A would permit any of the following events to occur following 409A Ownership/Control Change but not otherwise, such event shall occur only if a Change in Control also constitutes a 409A Ownership/Control Change):

(A)	all deferral of settlement, forfeiture conditions and other restrictions applicable to an unvested Award granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant (if permitted under Section 409A) and subject to applicable restrictions set forth in Section 11(a); and

(B)	any Award carrying a right to exercise that was not previously exercisable and/or vested shall become fully exercisable and/or vested as of the time of the Change in Control and shall remain exercisable and/or vested for the balance of the stated term of such Award without regard to any termination of Service by the Participant other than a termination for Cause, subject only to applicable restrictions set forth in Section 11(a); provided however, that any Option or SAR whose exercise price is greater than the current fair market value of the underlying Shares may be cancelled without payment of any consideration; and

(C)	the Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

If Code Section 409A would not permit any of the events described above, then such 409A Awards shall become fully vested upon the Change in Control.

(c) Performance Based Awards – Not Assumed. In the event of a Change in Control, if the Company and any successor entity do not assume outstanding Awards or issue substitute awards as provided in Section 9(a)(ii), then the following provisions shall apply to performance based Awards unless otherwise provided by the Committee in the Award document or in another written agreement, plan or policy with respect to a Participant (in language specifically negating the effect of this Section 9(c)) and except to the extent not permitted under Section 409A in the case of 409A Awards, (i) if 50% or more of the performance period has been completed as of the date of the Change in Control, then the value of the Award will be converted, based on performance to the Change in Control date (if reasonably determinable), to (x) fully vested Stock if a non-cash Award or (y) cash if a cash Award; or (ii) if (A) less than 50% of the performance period has been completed as of the date of the Change in Control or (B) performance is not reasonably determinable as of the date of the Change in Control, then the value of the Award will be converted, based on the Award’s target level value, to (x) fully vested Stock if a non-cash Award or (y) cash if a cash Award and be fully payable as of the time of the Change in Control without regard to vesting or other conditions, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a).

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(d) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)	The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or successor provisions (a “person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or successor provisions (“beneficial ownership”)) of more than 50% or more of either (1) the then-outstanding shares (the “Outstanding Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Shares”); provided, however, that for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor; or (D) any acquisition by any entity pursuant to a transaction that complies with subsections (v)(A), (B), and (C) below;

(ii)	During the twelve (12) month period ending on the date of the most recent acquisition, the acquisition by a Person of beneficial ownership of 30% or more of the Outstanding Voting Shares; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with subsections (v)(A), (B), and (C) below;

(iii)	During the twelve (12) month period ending on the date of the most recent acquisition, the acquisition by a person of assets of the Company having a total gross fair market value equal to or more than 40% of the total gross fair market value of the Company’s assets immediately before such acquisition; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (B) any acquisition by any entity pursuant to a transaction that complies with subsections (v)(A), (B), and (C) below;

(iv)	A majority of individuals who serve on the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of Person other than the Board;

(v)	Consummation of a reorganization, merger, recapitalization, reverse stock split, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Shares and the Outstanding Voting Shares immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately before such Business Combination of the Outstanding Shares and the Outstanding Voting Shares, as the case may be, (B) no person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the ultimate parent entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed before the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the board providing for such Business Combination; or

(vi)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(e) Definition of “Qualifying Termination.” A “Qualifying Termination” shall be deemed to have occurred if, except as otherwise provided in an Award document or any employment agreement or severance agreement, plan or policy with respect to the Participant and the Company or a subsidiary or affiliate of the Company then in effect, there shall have occurred:

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a Company-initiated termination for reason other than for Cause, or disability, provided that the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company.

(f) Definition of “409A Ownership/Control Change.” A “409A Ownership/Control Change” shall be deemed to have occurred if a Change in Control occurs which constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

(g) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the amount of cash and fair market value of property that is the price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder, other than Awards granted to non-employee directors, shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i)	The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of Service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)	The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is one-year prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is one-year prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate of the Company and resulting in his or her termination of employment, or during the one-year period following termination of such employment:

(i)	The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such Service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)

The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other Service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s current and

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potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)	The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate of the Company, as reasonably requested.

(c) Forfeitures of Awards and Realized Gains Related to Financial Restatements. In the event that the Participant engages in misconduct that causes or partially causes the need for restatement of financial statements that would have resulted in a lower Award where the payment was predicated upon the achievement of certain financial results that were the subject of the restatement, to the extent of the reduction in amount of such Award as determined by the Committee (i) the Award will be cancelled and (ii) the Participant will forfeit (A) the shares of Stock received or payable on the vesting or exercise of the Award and (B) the amount of the proceeds of the sale or gain realized on the vesting or exercise of the Award (and the Participant may be required to return or pay such shares of Stock or amount to the Company. The determination of the lower Award must be made by the Committee no later than the end of the third fiscal year following the year for which the inaccurate financial results were measured; provided, that if steps have been taken within such period to restate the Company’s financial or operating results, the time period shall be extended until such restatement is completed. The provisions of this Section 10(c) shall be amended to the extent necessary to comply with final rules issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act by the Securities and Exchange Commission and the principal stock exchange or market on which Stock is traded.

(d) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Sections 10(a) and 10(b) and those other provisions shall not be affected by this Agreement.

(e) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be

A-16	|	AMERICAN EAGLE OUTFITTERS, INC.

exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), and provided further, that no transfer for value or consideration will be permitted. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate and, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which (i) are authorized for grant under Section 4(a), (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate of the Company or other business unit of the Company, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i)	Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless (x) withholding of any additional amount of Stock will not result in additional accounting expense to, or adverse tax compliance implications for, the Company and (y) is otherwise permitted by the Company.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

2017 Proxy Statement	|	A-17

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan (other than in connection with an equitable adjustment pursuant to Section 11(c) above) or increase individual award limits under Section 5(b) or amend any other provision of the Plan that expressly requires stockholder approval, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). Notwithstanding any provision in this Plan to the contrary except in connection with an equitable adjustment under Section 11(c) or a Change in Control, without the prior approval of the Company’s stockholders, no option or stock appreciation right may be amended to reduce the price per share of the shares subject to such option or the exercise price of such stock appreciation right, as applicable, below the option price or exercise price as of the date the option or stock appreciation right is granted. In addition, and except in connection with an equitable adjustment under Section 11(c) or a Change in Control, without the prior approval of the Company’s stockholders, no option or stock appreciation rights may be cancelled or surrendered in exchange for another Award or cash when the exercise or grant price per share of Stock exceeds the Fair Market Value of one share of Stock and no option or stock appreciation rights may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award having a higher option or exercise price.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code

A-18	|	AMERICAN EAGLE OUTFITTERS, INC.

Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a performance period that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified performance period. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Section 409A. For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A or an applicable exception, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from Service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or Service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s Service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards

2017 Proxy Statement	|	A-19

under the Preexisting Plans shall continue in accordance with their terms. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

(q) Retirement, Death or Disability. In the event of a termination of employment due to death, Disability or Retirement, then:

(1) Effect on Non-Performance Based Awards. The following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 11(q)(ii), unless otherwise provided by the Committee in the Award document:

(i)	In the case of Non-409A Awards, to the extent permitted without causing the Award to become subject to Code Section 409A:

(A)	all forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse on a pro rata basis based on the number of days the Participant was employed during the vesting period under such Award, and such Awards shall be fully payable as of the time originally scheduled for payment in the Award document without regard to vesting or other conditions, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a); and

(B)	any Award carrying a right to exercise that was not previously exercisable and/or vested shall, in the discretion of the Committee as set forth in the Award document, either (1) continue to vest in accordance with the original vesting schedule without the requirement for continued employment, or (2) become fully exercisable and/or vested as of the time of the termination of employment; and, in each case, shall remain exercisable and/or vested for the earlier of (x) the balance of the stated term of such Award without regard to any termination of employment or (y) one year from the termination of employment or vesting.

(ii)	In the case of 409A Awards, if and to the extent permitted under Code Section 409A:

(A)	all deferral of settlement, forfeiture conditions and other restrictions applicable to an unvested Award granted under the Plan shall lapse on a pro rata basis based on the number of days the Participant was employed during the vesting period under such Award and such Awards shall be fully payable as of the time originally scheduled for payment in the Award document without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant (if permitted under Section 409A) and subject to applicable restrictions set forth in Section 11(a); and

(B)	any Award carrying a right to exercise that was not previously exercisable and/or vested shall, in the discretion of the Committee as set forth in the Award document, either (1) continue to vest in accordance with the original vesting schedule without the requirement for continued employment, or (2) become fully exercisable and/or vested as of the time of termination of employment and, in each case, shall remain exercisable and/or vested for the earlier of (x) the balance of the stated term of such Award without regard to any termination of employment or (y) one year from the termination of employment or vesting.

(2) Effect on Performance-Based Awards. With respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent that such performance goals are actually met or exceeded subsequent to the termination of employment or as otherwise provided by the Committee in the Award document governing such Award or other agreement with the Participant, to the maximum extent permitted under Section 409A in the case of 409A Awards.

A-20	|	AMERICAN EAGLE OUTFITTERS, INC.

CORPORATE & STOCK INFORMATION
Website
INFORMATION REGARDING AMERICAN EAGLE
OUTFITTERS, INC. AND OUR PRODUCTS IS AVAILABLE ON
OUR WEBSITES: WWW.AE.COM AND WWW.AERIE.COM
Stock Data
SHARES OF AMERICAN EAGLE OUTFITTERS, INC. COMMON
STOCK ARE TRADED ON THE NEW YORK STOCK EXCHANGE
UNDER THE SYMBOL “AEO”
Investor Inquiries
IF YOU WOULD LIKE GENERAL INFORMATION ON AMERICAN
EAGLE OUTFITTERS, INC. AS A PUBLICLY TRADED COMPANY,
PLEASE VISIT OUR INVESTOR RELATIONS WEBSITE LOCATED
AT INVESTORS.AE.COM
BOARD OF DIRECTORS
Jay L. Schottenstein
EXECUTIVE CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
Michael G. Jesselson
DIRECTOR
Thomas R. Ketteler
DIRECTOR
Cary D. McMillan
DIRECTOR
Janice E. Page
DIRECTOR
David M. Sable
DIRECTOR
Noel J. Spiegel
DIRECTOR
Transfer Agent
COMPUTERSHARE TRUST COMPANY, N.A.
PO BOX 43078
PROVIDENCE, RI 02940
1-877-581-5548
Independent Auditors
ERNST & YOUNG LLP
2100 ONE PPG PLACE
PITTSBURGH, PA 15222
Corporate Headquarters
AMERICAN EAGLE OUTFITTERS, INC.
77 HOT METAL STREET
PITTSBURGH, PA 15203
412-432-3300

#aerie REAL
PROXY STATEMENT 2017

AMERICAN EAGLE OUTFITTERS, INC.

The undersigned Stockholder of American Eagle Outfitters, Inc. hereby appoints Robert L. Madore, Stacy B. Siegal, and Jennifer B. Stoecklein, or any of them individually, as attorneys and proxies with full power of substitution to vote all of the shares of Common Stock of American Eagle Outfitters, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Eagle Outfitters, Inc. to be held at Langham Place, New York, located at 400 Fifth Avenue, New York, New York on Tuesday, May 23, 2017 at 11:00 a.m., local time, and at any adjournment or adjournments thereof as follows:

This proxy is solicited on behalf of the Board of Directors.

(Continued, and to be dated and signed, on the other side)

▲      PLEASE DETACH PROXY CARD HERE      ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held May 23, 2017. The Proxy Statement and our Fiscal 2016 Annual Report are available

at: http://viewproxy.com/ae/2017/

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

		FOR	AGAINST	ABSTAIN
1.	Proposal One. Election of Directors.
	01 Jay L. Schottenstein	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal Two. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2018.	☐	☐	☐

CONTROL NUMBER

		FOR	AGAINST	ABSTAIN
3.	Proposal Three. Approve the Company’s 2017 Stock Award and Incentive Plan.	☐	☐	☐
4.	Proposal Four. Hold an advisory vote on the compensation of our named executive officers.	☐	☐	☐
	1 Year	2 Years	3 Years	ABSTAIN
5.	Proposal Five. Hold an advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐
6.	Proposal Six. In their discretion to vote upon such other matters as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4 AND “FOR” THE OPTION OF EVERY ONE YEAR ON PROPOSAL 5

Please sign and date this Proxy below

and return in the enclosed envelope.

I plan on attending the meeting  ☐

Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Date	, 2017

(Signature)

(Signature of joint owner)

▲      PLEASE DETACH PROXY CARD HERE      ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/AEO	TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616	MAIL Vote Your Proxy by Mail:
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.